New Nouveau Brunswick

Volume 1

Consolidated Financial Statements

Public Accounts

for the fiscal year ended 31 March 2018

Printed by Authority of the Legislature
Fredericton, N.B.

New Brunswick Nouveau

Volume 1

Consolidated Financial Statements

Public Accounts

for the fiscal year ended 31 March 2018

Printed by Authority of the Legislature
Fredericton, N.B.

ISSN: 0382-1277
ISBN print: 978-1-4605-1537-2
ISBN PDF: 978-1-4605-1538-9

ii	PROVINCE OF NEW BRUNSWICK	2018

To Her Honour,

The Honourable Jocelyne Roy Vienneau
Lieutenant-Governor of the Province of New Brunswick

The undersigned has the honour to submit the Public Accounts of the Province of New Brunswick for the fiscal year ended 31 March 2018.

I am, Your Honour,

Cathy Rogers Minister of Finance

Fredericton, New Brunswick
August 2017

The Honourable Cathy Rogers
Minister of Finance

Madam:

The undersigned has the honour to present to you the Public Accounts of the Province of New Brunswick for the fiscal year ended 31 March 2018.

Respectfully submitted,

Paul Martin, FCPA, FCA Comptroller

Fredericton, New Brunswick
August 2018

2018	PROVINCE OF NEW BRUNSWICK	iii

TABLE OF CONTENTS

Audited Consolidated Financial Statements

2018	PROVINCE OF NEW BRUNSWICK	1

INTRODUCTION
VOLUME I

The Public Accounts of the Province of New Brunswick are presented in two volumes.

This volume contains the audited consolidated financial statements of the Provincial Reporting Entity as described in Note 1 to the consolidated financial statements. They include a Consolidated Statement of Financial Position, a Consolidated Statement of Operations, a Consolidated Statement of Cash Flow, a Consolidated Statement of Change in Net Debt and a Consolidated Statement of Change in Accumulated Deficit. This volume also contains the Independent Auditor’s Report, Statement of Responsibility, management’s comments on the Results for the Year, Major Variance Analysis and a discussion of the Indicators of Financial Health of the Province.

Volume II contains unaudited supplementary information to the consolidated financial statements presented in Volume I. It presents summary statements for revenue and expenditure as well as five-year comparative statements. This volume also contains detailed information on Supplementary Appropriations, Funded Debt, statements of the General Sinking Fund and revenue and expenditure by department.

In addition, the Province includes the following lists on the Office of the Comptroller web site at www.gnb.ca/publicaccounts:

●
Salary information of government employees and employees of certain government organizations in excess of $60,000. Salary information is for the calendar year and is reported under the department where the employee worked at 31 December;

●
Travel and other employee expenses in excess of $12,000 paid during the year to government employees, presented by department;

●
Payments attributed to medical practitioners in excess of $50,000 for the fiscal year ended 31 March;

●
Payments made to suppliers and grant payments made during the year in excess of $25,000 presented by department as well as a global listing including payments made by all departments;

●
Loans disbursed to recipients during the year in excess of $25,000 presented by department.

2	PROVINCE OF NEW BRUNSWICK	2018

STATEMENT OF RESPONSIBILITY

The consolidated financial statements of the Province of New Brunswick are prepared each year by the Comptroller as required under section 14 of the Financial Administration Act. The Results for the Year, Major Variance Analysis and Indicators of Financial Health commentaries are prepared jointly by the Department of Finance and the Office of the Comptroller The consolidated financial statements include a

Consolidated Statement of Financial Position, a Consolidated Statement of Operations, a Consolidated Statement of Cash Flow, a Consolidated Statement of Change in Net Debt and a Consolidated Statement of Change in Accumulated Deficit.

Financial statement integrity and objectivity are the responsibility of the Province. To help fulfil this responsibility, systems of internal control have been established to provide reasonable assurance that transactions are properly authorized, executed and reported. The statements are prepared in accordance with the accounting policies described in Note 1 to the Consolidated Financial Statements.

On behalf of the Province:

Cathy Rogers Minister of Finance

August 2018

2018	PROVINCE OF NEW BRUNSWICK	3

RESULTS FOR THE YEAR

General Comments

The Province's summary financial statements, contained in this volume of Public Accounts, report a surplus for the fiscal year ended 31 March 2018 of $67.0 million. This represents an improvement of $258.9 million from the budgeted deficit of $191.9 million. The difference is the result of higher than budgeted revenues of
$150.3 million and lower than budgeted expenses of $108.6 million.

Revenues were $150.3 million higher than budget. Other Provincial Revenue was up $97.1 million mainly due to recoveries related to HST and increased revenue from the Regional Health Authorities. Taxes were up $75.3 million as a result of higher Corporate Income Tax and Harmonized Sales Tax revenue, partially offset by lower Personal Income Tax revenue. Income from Government Business Enterprises was lower than budgeted by $48.7 million mainly due to lower revenue from the New Brunswick Power Corporation.

Expenses were $108.6 million lower than budget. Under-expenditures occurred in Central Government, Economic Development, and Service of the Debt. These were partially offset by additional expenses in Health. Central Government had lower expenses in Service New Brunswick, Local Government, Pension Expense, and the Supplementary Funding Provision in General Government. The lower expenses in Economic Development were mainly due to the timing of several multi-year projects funded by the Regional Development Corporation. The lower expenses in Service of the Public Debt were due to a number of factors including the timing of issuing debt and lower than budgeted interest rates.

A more detailed discussion of major variances can be found in the major variance section that follows.

Summary Financial Information

(millions)
Consolidated Statement of Financial Position
	2018	2017
Financial Assets	$9,984.2	$9,422.2
Liabilities	(23,910.3)	(23,242.4)
Net Debt	(13,926.1)	(13,820.2)
Tangible Capital Assets	9,045.5	8,886.6
Other Non Financial Assets	224.6	218.9
Total Non Financial Assets	9,270.1	9,105.5
Accumulated Deficit	$(4,656.0)	$(4,714.7)

Consolidated Statement of Operations
	2018	2017
Revenue – Provincial Sources	$6,099.9	$5,772.0
Revenue – Federal Sources	3,239.1	3,130.2
Total Revenue	9,339.0	8,902.2
Expenses	9,272.0	9,019.2
Surplus (Deficit)	$67.0	$(117.0)

Consolidated Statement of Change in Net Debt
	2018	2017
Opening Net Debt	$(13,820.2)	$(13,651.4)
Increase in Net Debt From Operations	(105.9)	(168.8)
Ending Net Debt	$(13,926.1)	$(13,820.2)

4	PROVINCE OF NEW BRUNSWICK	2018

Revenue

Revenues of the Province for the past ten years, as restated, are shown in the table below. The consolidation of nursing homes was accounted for retroactively to opening 2015 net debt and accumulated deficit balances. As such, the impact is only reflected for 2015 and future years.

($ millions)
	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Provincial Sources	4,471.8	4,188.6	4,619.8	4,939.0	4,794.9	4,905.9	5,439.4	5,443.9	5,772.0	6,099.9
Federal Sources	2,763.6	2,940.8	2,930.3	2,874.2	3,000.5	2,877.9	3,009.8	2,952.7	3,130.2	3,239.1
Total Revenue	7,235.4	7,129.4	7,550.1	7,813.2	7,795.4	7,783.8	8,449.2	8,396.6	8,902.2	9,339.0

Average annual revenue growth over the ten-year period is 2.9%. In 2018, year-over-year revenue increased by 4.9%. The increase was attributable to growth in the tax base, full year impact of revenue measures, prior-year adjustments, other provincial revenue and additional federal funding.

Expense

Expenses of the Province for the past ten years, as restated, are shown in the table below. The consolidation of nursing homes and the change in accounting policy for pensions were accounted for retroactively to opening 2015 net debt and accumulated deficit balances. As such, the impacts of the accounting changes are reflected in 2015 and future years.

($ millions)
	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Total Expense	7,387.0	7,824.6	8,167.1	8,057.5	8,328.1	8,384.1	8,810.6	8,657.1	9,019.2	9,272.0

Average annual expense growth over the ten-year period is 2.6%. In 2018, expenses increased by $252.8 million year-over-year, a 2.8% increase. This was mainly due to increased expenses in Education and Training, Social Development, Health and Transportation and Infrastructure.

Surplus / (Deficit)

Surpluses (or Deficits) of the Province for the past ten years, as restated, are shown in the table below.

($ millions)
	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Surplus/(Deficit)	(151.6)	(695.2)	(617.0)	(244.3)	(532.7)	(600.3)	(361.4)	(260.5)	(117.0)	67.0

The surplus for the year ended 31 March 2018 was $67.0 million, which is an improvement over the budgeted deficit of $191.9 million. Revenue was $150.3 million higher than budgeted mainly due to increases in Corporate Income Tax revenue, Harmonized Sales Tax revenue, recoveries related to HST and revenue from the Regional Health Authorities. These increases were partially offset by lower Personal Income Tax revenue and lower revenue from the New Brunswick Power Corporation. Expenses were lower than budgeted by $108.6 million, mainly due to lower than budgeted expenses for Central Government, Economic Development and Service of the Public Debt. This was partially offset by higher expense in Health mainly due to over-expenditures in the Medicare program.

2018	PROVINCE OF NEW BRUNSWICK	5

Net Debt

Net debt increased by $105.9 million during the year ended 31 March 2018, an improvement of $256.1 million from the budgeted increase of $362.0 million. The improvement from budget is due to stronger economic and fiscal results.

 ($ millions)
	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Net Debt	7,533.0	8,537.5	9,615.3	10,063.1	11,032.8	11,657.1	13,109.3	13,651.4	13,820.2	13,926.1

6	PROVINCE OF NEW BRUNSWICK	2018

Cost of Servicing the Public Debt

The Province’s cost of servicing the Public Debt totaled $666.6. million for the year ended 31 March 2018. This represents a decrease of $6.7 million from 2017. This was due to a number of factors including higher interest income earned, which was partially offset by interest payments on additional debt.

($ millions)
	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Cost of Servicing the Public Debt	601.4	607.2	641.5	661.8	660.3	661.9	677.2	678.1	673.3	666.6

2018	PROVINCE OF NEW BRUNSWICK	7

MAJOR VARIANCE ANALYSIS

Explanations of major variances are described below. In this analysis, comparisons are made between the actual results for 2018 and either the 2018 budget or the actual results for 2017.

REVENUE

Budget 2018 to Actual 2018 Comparison

2018 Budget to Actual ($ millions)
Item	Budget	Actual	Variance	% Variance
Provincial Sources
Taxes	4,511.0	4,586.3	75.3	1.7
Licenses and Permits	155.2	163.6	8.4	5.4
Royalties	70.3	75.7	5.4	7.7
Income from Government Business Enterprises	245.7	197.0	(48.7)	(19.8)
Other Provincial Revenue	790.4	887.5	97.1	12.3
Sinking Fund Earnings	188.9	189.8	0.9	0.5
Revenue from Provincial Sources	5,961.5	6,099.9	138.4	2.3
Federal Sources
Fiscal Equalization	1,760.3	1,760.3	---	---
Unconditional Grants	1,054.7	1,057.5	2.8	0.3
Conditional Grants	412.2	421.3	9.1	2.2
Revenue from Federal Sources	3,227.2	3,239.1	11.9	0.4
Total Revenues	9,188.7	9,339.0	150.3	1.6

Taxes

Taxes are up $75.3 million from budget, primarily due to:

●
Corporate Income Tax is up $104.7 million due to a significant increase in the national corporate taxable income forecast on which payments are based and a large positive prior-year adjustment for 2016 reflecting actual assessments.

●
Harmonized Sales Tax is up $33.0 million reflecting official federal estimates.

●
Real Property Transfer Tax is up $6.7 million due to an increase in taxable transactions.

●
Insurance Premium Tax is up $5.6 million due to a higher-than-anticipated increase in premiums written by the insurance industry.

●
Personal Income Tax is down $73.4 million due to a weakened income tax yield in 2016, which negatively impacted the prior year as well as in-year revenue.

●
Tobacco Tax is down $11.3 million due to a higher-than-anticipated decrease in sales volume.

Licenses and Permits

Licenses and Permits are up $8.4 million mainly due to increased revenue collected under the Motor Vehicle Act.

Royalties

Royalties are up $5.4 million from budget due to higher than anticipated revenue from timber royalties.

8	PROVINCE OF NEW BRUNSWICK	2018

Income from Government Business Enterprises
Income from Government Business Enterprises is down $48.7 million due to lower net income for the New Brunswick Power Corporation and the New Brunswick Liquor Corporation. Net income for the New Brunswick Power Corporation is down $44.0 million due to lower export sales and warmer weather in- province coupled with higher commodity fuel prices. This was partially offset by operations, maintenance and administration expenditure savings and lower spending on energy efficiency programs. Net income for the New Brunswick Liquor Corporation is down $4.6 million due to the implementation of the everyday best beer buy for select beer products.

Other Provincial Revenue
Other Provincial Revenue is up $97.1 million from budget. The major variances include: recoveries related to HST; higher revenue from the Regional Health Authorities; higher-than-anticipated Department of Health recovery levy; increased revenue from the New Brunswick Lotteries and Gaming Corporation; prior-year recovery from universities; and increased revenues in school district special purpose funds. In addition, there are other miscellaneous revenue increases across various departments and agencies.

Conditional Grants

Conditional grants are up $9.1 million mainly due to higher recoveries for federal employment programs, the Social Infrastructure Fund Agreement and the new Multilateral Early Learning and Child Care Framework Funding Agreement, partially offset by lower federal funding for various capital projects.

Actual 2017 to Actual 2018 Comparison

2017 Actual to 2018 Actual ($ millions)
Item	2017 Actual	2018 Actual	Change	% Change
Provincial Sources
Taxes	4,291.3	4,586.3	295.0	6.9
Licenses and Permits	158.7	163.6	4.9	3.1
Royalties	79.5	75.7	(3.8)	(4.8)
Income from Government Business Enterprises	201.0	197.0	(4.0)	(2.0)
Other Provincial Revenue	848.7	887.5	38.8	4.6
Sinking Fund Earnings	192.8	189.8	(3.0)	(1.6)
Revenue from Provincial Sources	5,772.0	6,099.9	327.9	5.7
Federal Sources
Fiscal Equalization Payments	1,708.4	1,760.3	51.9	3.0
Unconditional Grants	1,034.1	1,057.5	23.4	2.3
Conditional Grants	387.7	421.3	33.6	8.7
Revenue from Federal Sources	3,130.2	3,239.1	108.9	3.5
Total Revenues	8,902.2	9,339.0	436.8	4.9

Taxes
Taxes are up $295.0 million over the previous fiscal year, mainly due to:

●
Harmonized Sales Tax is up $197.3 million reflecting growth in the tax base, a full year impact of the rate increase and the impact of prior-year adjustments.

●
Corporate Income Tax is up $110.8 million due to higher in-year payments reflecting a significant increase in the national corporate taxable income and the impact of prior-year adjustments.

●
Provincial Real Property Tax is up $13.7 million due to growth in the tax base.

●
Real Property Transfer Tax is up $4.5 million due to an increase in taxable transactions.

●
Gasoline and Motive Fuels Tax is up $4.0 million due to an increase in sales volume.

2018	PROVINCE OF NEW BRUNSWICK	9

●
Personal Income Tax is down $34.2 million due to weakened in-year payments and the impact of prior-year adjustments.

●
Tobacco Tax is down $5.2 million due to a decrease in sales volume.

Licenses and Permits
Licenses and Permits are up $4.9 million mainly due to increased revenue collected under the Motor Vehicle Act.

Income from Government Business Enterprises

Income from Government Business Enterprises is down $4.0 million due to lower net income for the New Brunswick Power Corporation. This is due to a decrease in the gains on the nuclear investment funds as a result of less favorable financial market conditions. In addition, there were higher depreciation and amortization costs associated with the nuclear station’s previous two outages. This was partially offset by higher profit margins on both in and out-of-province sales year-over-year.

Other Provincial Revenue
Other Provincial Revenue is up $38.8 million mainly due to higher revenue from nursing homes, a prior- year recovery from universities and recoveries related to HST. In addition, there are other miscellaneous revenue increases across various departments and agencies.

Fiscal Equalization Payments
Fiscal Equalization Payments are up $51.9 million from the previous year due to the widening of fiscal disparities as per federal official estimates.

Unconditional Grants
Unconditional Grants are up $23.4 million due to the legislated growth for the Canada Health Transfer and the Canada Social Transfer.

Conditional Grants
Conditional Grants are up $33.6 million mainly due to increased funding for the Clean Water and Wastewater Fund and the Public Transit Fund, as well as new funding for the Multilateral Early Learning and Child Care Framework Funding Agreement. This is partially offset by lower federal funding for the Disaster Financial Assistance program.

10	PROVINCE OF NEW BRUNSWICK	2018

EXPENSES

Budget 2018 to Actual 2018 Comparison

2018 Budget to Actual ($ millions)
Item	Budget	Actual	Variance	% Variance
Education and Training	1,950.4	1,951.9	1.5	0.1
Health	2,992.9	3,032.1	39.2	1.3
Social Development	1,274.1	1,268.4	(5.7)	(0.4)
Protection Services	277.4	279.4	2.0	0.7
Economic Development	426.4	388.4	(38.0)	(8.9)
Labour and Employment	131.7	134.5	2.8	2.1
Resources	191.5	184.2	(7.3)	(3.8)
Transportation and Infrastructure	671.2	668.0	(3.2)	(0.5)
Central Government	764.0	698.5	(65.5)	(8.6)
Service of the Public Debt	701.0	666.6	(34.4)	(4.9)
Total Expenses	9,380.6	9,272.0	(108.6)	(1.2)

Items in the table are reported by functional area. See the related schedule in the consolidated financial statements for additional details.

Education and Training
Education and Training expenses were $1.5 million higher mainly due to higher than anticipated provision expense related to the Student Financial Assistance program.

Health
Health expenses were $39.2 million higher mainly due to higher than expected expenses in the Medicare program.

Social Development
Social Development expenses were $5.7 million lower than budget mainly due to decreased expense associated with the consolidation of Nursing Homes into the province’s financial statements.

Protection Services
Protection Services expenses were $2.0 million higher than budget mainly due to increased Disaster Financial Assistance expenses within the department of Justice and Public Safety.

Economic Development
Economic Development expenses were $38.0 million lower than budget mainly due to lower expenses by the Regional Development Corporation related to the Strategic Infrastructure Initiative program and lower expenses at Opportunities New Brunswick related to financial assistance.

Labour and Employment
Labour and Employment expenses were $2.8 million higher than budget mainly due to increased expenditures in employment programs resulting from the receipt of additional federal funding.

Resources
Resources expenses were $7.3 million less than budget mainly due lower provision expense for Agriculture, Aquaculture & Fisheries, partially offset by higher expenses in Energy and Resource Development Land Management program related to the purchase of aerial LiDAR data.

2018	PROVINCE OF NEW BRUNSWICK	11

Transportation and Infrastructure
Transportation and Infrastructure expenses were under budget by $3.2 million mainly due to lower capital expense partially offset by higher winter maintenance costs.

Central Government
Central Government expenses were $65.5 million less than budget mainly due to lower than anticipated expenses in Service New Brunswick, Local Government, Pension Expense, and the Supplementary Funding Provision program within General Government.

Service of the Debt
The Service of the Public Debt was $34.4 million lower than budget due to a number of factors including higher interest income earned on short term investments, lower than budgeted interest rates on funded debt and the timing of cash flows.

Actual 2017 to Actual 2018 Comparison

2017 Actual to 2018 Actual ($ millions)
Item	2017 Actual	2018 Actual	Change	% Change
Education and Training	1,886.9	1,951.9	65.0	3.4
Health	2,936.7	3,032.1	95.4	3.2
Social Development	1,249.6	1,268.4	18.8	1.5
Protection Services	271.5	279.4	7.9	2.9
Economic Development	344.5	388.4	43.9	12.7
Labour and Employment	138.6	134.5	(4.1)	(3.0)
Resources	189.5	184.2	(5.3)	(2.8)
Transportation and Infrastructure	630.6	668.0	37.4	5.9
Central Government	698.0	698.5	0.5	0.1
Service of the Public Debt	673.3	666.6	(6.7)	(1.0)
Total Expenses	9,019.2	9,272.0	252.8	2.8

Items in the table are reported by functional area. See the related schedule in the consolidated financial statements for additional details.

Education and Training
Education and Training expenses were $65.0 million higher than the previous fiscal year mainly due to increases in expenses associated with: general wage increases; funding for additional teachers, increased expenses in several Early Childhood Development programs as well as additional operating assistance to universities and colleges and increased funding for student financial assistance.

Health

Health expenses were $95.4 million higher than the previous fiscal year mainly due an increase in expenses in the Regional Health Authorities associated with wages and inflation as well as an increase in payments under the Medicare program.

Social Development

Social Development expenses were $18.8 million higher than the previous fiscal year due to a number of factors including: higher operating costs in Nursing homes relating to new beds, WorkSafeNB, and Family Day expenses; higher Housing Services expenses related to increased matching of a federal infrastructure program; as well as increased service delivery costs for the Disability Support Services Program.

12	PROVINCE OF NEW BRUNSWICK	2018

Protection Services
Protection Services were $7.9 million higher than the previous fiscal year primarily due to higher expenses in the Department of Justice and Public Safety resulting from Disaster Financial Assistance funding associated with various storm and flood events.

Economic Development
Economic Development expenses were $43.9 million higher than the previous fiscal year primarily due to increased expenses for the Regional Development Corporation related to increased funding for Clean Water and Wastewater projects as well as increased expenditures in Tourism Heritage and Culture relating to Canada 150 celebrations.

Labour and Employment
Labour and Employment expenses were $4.1 million lower than the previous fiscal year mainly due to lower expenditures in employment development programs.

Resources
Resources expenses were $5.3 million lower than the previous fiscal year mainly due to lower expenditures in the Department of Agriculture, Aquaculture & Fisheries.

Transportation and Infrastructure
Transportation and Infrastructure expenses were $37.4 million higher than the previous year mainly due to higher Winter Maintenance costs, the New Brunswick Trunked Mobile Radio System and Amortization Expense resulting from capital expenditures.

Central Government
Central Government expenses were $0.5 million higher than the previous year mainly due the centralization of Information Technology and Human Resource Services at Service New Brunswick.

Service of the Debt
The Service of the Public Debt was $6.7 million lower than the previous fiscal year due to a number of factors including higher interest income earned, which was partially offset by interest payments on additional debt.

2018	PROVINCE OF NEW BRUNSWICK	13

INDICATORS OF FINANCIAL HEALTH

This section provides indicators of progress in the Province’s financial condition using information provided in the Province’s consolidated financial statements as well as other standard socio-economic indicators such as nominal Gross Domestic Product (GDP) data from Statistics Canada.

The analysis of financial indicators is a reporting practice recommended by the Public Sector Accounting Board, and provides results in a manner that improves transparency and provides a clearer understanding of recent trends in the Province’s financial health. Trends over the last ten years (2009 to 2018) are evaluated using the criteria of sustainability, flexibility and vulnerability. Though many potential indicators are available, those found to be the most relevant, measurable and transparent to users of government financial information are included. Similar data series are also widely used by banks and other financial institutions, investors and credit-rating agencies.

In evaluating a government’s financial health, it should be acknowledged that governments have exposure to a number of variables that are beyond their direct scope of control, but can still exert major influences on financial results and indicators. These include but are not limited to:

●
Changing global economic conditions such as energy prices, commodity prices, investment valuation and inflation;

●
Changes to international financial conditions that impact interest rates, currency fluctuations or availability of credit;

●
Changes to federal transfers or programs;

●
Emergencies such as floods, forest fires and pandemics;

●
Developments affecting agencies such as the New Brunswick Power Corporation that are reflected in the Province’s financial statements and;

●
Changes in public sector accounting standards.

Sustainability

Sustainability is the degree to which a government can maintain its existing financial obligations both in respect of its service commitments to the public and financial commitments to creditors, employees and others without increasing the debt or tax burden relative to the economy within which it operates. It is measured in this analysis by:

●
Net debt as a proportion of GDP;

●
Net debt per capita.

Net Debt as a Proportion of GDP:

Net debt is an indication of the extent to which Provincial government liabilities exceed financial assets. The net debt-to-GDP ratio shows the relationship between net debt and the economy. If the ratio is declining, growth in the economy is exceeding growth in net debt, resulting in improved sustainability. Conversely, an increasing net debt-to-GDP ratio indicates net debt is increasing faster than growth in the economy and serving to reduce the provincial government’s financial sustainability.

Over the last ten years the Province’s ratio of net debt-to-GDP increased from 26.2% to a high of 41.3% in 2016. The ratio trended upwards due to weakened economic circumstances, operating deficits, capital spending, and other factors. The inclusion of nursing homes within the provincial reporting entity and a change in accounting policy related to pensions were both implemented retroactively to the opening 2015 net debt balance and as such there was a major impact on the ratio commencing in 2015. Over the past two years, the ratio has fallen to 39.2% due to improved economic and fiscal results.

14	PROVINCE OF NEW BRUNSWICK	2018

Net Debt-to-GDP Ratio
Fiscal Year Ending	Net Debt	GDP	Net Debt/GDP
	($ millions)	($ millions)	(%)
2009	7,533.0	28,778	26.2
2010	8,537.5	28,858	29.6
2011	9,615.3	30,213	31.8
2012	10,063.1	31,501	31.9
2013	11,032.8	31,722	34.8
2014	11,657.1	31,810	36.6
2015	13,109.3	32,388	40.5
2016	13,651.4	33,028	41.3
2017	13,820.2	34,224	40.4
2018	13,926.1	35,559	39.2

Net Debt per Capita:

Net debt per capita is a statement of the net debt attributable to each New Brunswick resident. A decrease in net debt per capita suggests the debt burden has improved while an increase implies the debt burden has increased. Over the past ten years the net debt per capita has been trending upwards reflecting weakened economic circumstances, operating deficits, capital spending and other factors including population declines. The inclusion of nursing homes within the provincial reporting entity and a change in accounting policy related to pensions were both implemented retroactively to the opening 2015 net debt balance. As such, the net debt numbers were restated for 2015 forward, having a major impact on net debt per capita commencing in 2015. Recently, the growth in net debt per capita has moderated with improved economic and fiscal results and modest population growth.

2018	PROVINCE OF NEW BRUNSWICK	15

Net Debt per Capita
Fiscal Year Ending	Net Debt	Population	Net Debt per Capita
	($ millions)	(July 1)	($)
2009	7,533.0	746,855	10,086
2010	8,537.5	749,954	11,384
2011	9,615.3	753,044	12,769
2012	10,063.1	755,530	13,319
2013	11,032.8	756,777	14,579
2014	11,657.1	755,710	15,425
2015	13,109.3	754,700	17,370
2016	13,651.4	753,944	18,107
2017	13,820.2	757,384	18,247
2018	13,926.1	759,655	18,332

Flexibility

Flexibility is the degree to which a government can change its debt or tax burden on the economy within which it operates to meet its existing financial obligations both in respect of its service commitments to the public and financial commitments to creditors, employees and others. It is measured in this analysis by:

●
Own-source revenue as a proportion of GDP;

●
Cost of servicing the public debt as a proportion of total revenue.

16	PROVINCE OF NEW BRUNSWICK	2018

Own-source Revenue as a Proportion of GDP:

This ratio measures own-source revenues of the Provincial government as a percentage of the economy, as measured by nominal GDP. An increase in this ratio indicates that government own-source revenues are growing faster than the economy as a whole, reducing government’s flexibility to increase revenues without slowing growth in the economy. A decrease in the ratio is indicative of the government taking less revenue out of the economy on a relative basis, which increases its flexibility.

Own-source revenue includes revenues from taxation, natural resources, fees, return on investment, lotteries, fines and penalties, etc., and is essentially all revenue minus federal transfers. While more controllable than federal transfers, as the Province can influence revenues through its own tax rates and fiscal policy, own-source revenue is vulnerable to, among other factors:

●
Health of the economy;

●
Net income or revenue of outside agencies whose revenue can fluctuate significantly due to price, volume, accounting changes, weather, etc. (e.g. the New Brunswick Power Corporation);

●
Variability in provincial revenues that are collected or estimated by the federal government such as personal and corporate income taxes and the harmonized sales tax;

●
Commodity tax revenues that are vulnerable to world prices.

Own-source revenue as a proportion of GDP has been relatively stable, with an increase in this ratio since 2015 reflecting government revenue measures. This reduces government’s flexibility to extract revenue from the economy.

2018	PROVINCE OF NEW BRUNSWICK	17

Own-source Revenue as a Proportion of GDP
Fiscal Year Ending	Own-source Revenue	GDP	Own-source Revenue as a Proportion of GDP
	($ millions)	($ millions)	(%)
2009	4,471.8	28,778	15.5
2010	4,188.6	28,858	14.5
2011	4,619.8	30,213	15.3
2012	4,939.0	31,501	15.7
2013	4,794.9	31,722	15.1
2014	4,905.9	31,810	15.4
2015	5,439.4	32,388	16.8
2016	5,443.9	33,028	16.5
2017	5,772.0	34,224	16.9
2018	6,099.9	35,559	17.2

Cost of Servicing the Public Debt as a Proportion of Total Revenue:

Debt service costs as a proportion of total revenue is an indicator of the Province’s ability to satisfy existing credit requirements in the context of the government’s overall revenue. Debt service costs can be impacted by variables outside the direct control of government, such as credit ratings, interest rates, financial markets and currency fluctuations. Investment in public infrastructure resulting in a change in the stock of debt can also influence borrowing requirements.

The Province’s proportion of debt service costs to revenue has been relatively stable with declines since 2014. In 2018 the ratio has dropped to a lower level signifying that debt service costs are a smaller proportion of Provincial revenues overall, allowing the Province more financial resources to provide essential programs and services.

18	PROVINCE OF NEW BRUNSWICK	2018

Cost of Servicing the Public Debt as a Proportion of Total Revenue
Fiscal Year Ending	Cost of Servicing the Public Debt	Total Revenue	Cost of Servicing the Public Debt as a Proportion of Total Revenue
	($ millions)	($ millions)	(%)
2009	601.4	7,235.4	8.3
2010	607.2	7,129.4	8.5
2011	641.5	7,550.1	8.5
2012	661.8	7,813.2	8.5
2013	660.3	7,795.4	8.5
2014	661.9	7,783.8	8.5
2015	677.2	8,449.2	8.0
2016	678.1	8,396.6	8.1
2017	673.3	8,902.2	7.6
2018	666.6	9,339.0	7.1

Vulnerability

Vulnerability is the degree to which a government is dependent on sources of funding outside its control or influence or is exposed to risks that could impair its ability to meet its existing financial obligations both in respect of its service commitments to the public and financial commitments to creditors, employees and others. A common measurement of vulnerability is federal government transfers as a proportion of revenue.

Federal Government Transfers as a Proportion of Total Revenue:

Revenue from federal sources is comprised of conditional and unconditional grants from the federal government, including:

●
Fiscal Equalization Program payments;

●
The Canada Health Transfer and the Canada Social Transfer;

●
Conditional grants or capital revenue in support of economic development, infrastructure, education and labour training and other areas.

Federal transfer payments can be affected by federal fiscal policy decisions, the normal annual estimate process that guides federal payments under the Equalization Program and Canada Health and Social Transfers, as well as timing and conditions related to conditional grants.

Comparing the level of federal transfers to total revenue provides an indication of the vulnerability of the Province. Generally, if the ratio is increasing, the Province is increasingly reliant on federal transfers, resulting in increased vulnerability. If the ratio is declining, vulnerability is diminished.

Federal government transfers as a proportion of total revenue reached a high of 41.2% in 2010. In that year, provincial-source revenues contracted while federal stimulus funding supported federal-source revenue growth. Since then the ratio has declined to 34.7% in 2018, trending downward to the lowest level in a decade.

2018	PROVINCE OF NEW BRUNSWICK	19

Federal Government Transfers as a Proportion of Total Revenue
Fiscal Year Ending	Federal Government Transfers	Total Revenue	Federal Government Transfers as a Proportion of Total Revenue
	($ millions)	($ millions)	(%)
2009	2,763.6	7,235.4	38.2
2010	2,940.8	7,129.4	41.2
2011	2,930.3	7,550.1	38.8
2012	2,874.2	7,813.2	36.8
2013	3,000.5	7,795.4	38.5
2014	2,877.9	7,783.8	37.0
2015	3,009.8	8,449.2	35.6
2016	2,952.7	8,396.6	35.2
2017	3,130.2	8,902.2	35.2
2018	3,239.1	9,339.0	34.7

INDEPENDENT AUDITOR'S REPORT

To the Legislative Assembly
Province of New Brunswick

Report on the consolidated financial statements

I have audited the accompanying consolidated fmancial statements of the Province of New Brunswick, which comprise the consolidated statement of financial position as at March 31, 2018, and the consolidated statements of operations, cash flow, change in net debt and change in accumulated deficit for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Canadian public sector accounting standards, and for such internal control as management determines is necessary to enable the preparation of consolidated fmancial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

My responsibility is to express an opinion on these consolidated financial statements based on my audit. I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

Opinion

In my opinion, the consolidated fmancial statements present fairly, in all material respects, the financial position of the Province of New Brunswick at March 31, 2018, and the results of its operations, its cash flows, changes in its net debt and changes in its accumulated deficit for the year then ended in accordance with Canadian public sector accounting standards.

Fredericton, New Brunswick	Kim MacPherson, FCPA, CA, ICD.D
August 13, 2018	Auditor General

P.O. Box 758
6th floor, Suite 650
520 King Street
Fredericton, NB E3B 584

2018	PROVINCE OF NEW BRUNSWICK	21

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
as at 31 March

		(millions)
Schedule		2018	2017
	FINACIAL ASSETS
1	Cash and Short Term Investments	$2,970.1	$2,734.6
2	Receivables and Advances	455.9	363.2
3	Taxes Receivable	1,217.8	1,200.5
4	Inventories for Resale	0.3	0.3
5	Loans	577.4	606.3
6	Investment in Government Business Enterprises (Note 6)	255.6	228.9
	Sinking Fund Equity (Note 9)	4,418.5	4,212.7
6	Other Investments	88.6	75.7
	Total Financial Assets	9,984.2	9,422.2
	LIABILITIES
	Short Term Borrowing (Note 4)	1,660.9	1,680.5
7	Accounts Payable and Accrued Expenses	2,996.8	2,864.9
8	Allowance for Losses	14.6	23.4
9	Deferred Revenue	549.6	530.2
10	Deposits Held in Trust	281.3	315.9
11	Obligations under Capital Leases (Note 5)	630.1	711.2
	Net Pension Liability (Note 11)	687.4	677.1
		6,820.7	6,803.2
	Funded Debt (Note 9)	21,572.7	20,891.3
	Borrowing for New Brunswick Power Corporation (Note 9)	(4,412.3)	(4,422.7)
	Funded Debt for Provincial Purposes (Note 9)	17,160.4	16,468.6
	Unamortized Premiums and Discounts	(81.0)	(42.7)
	Unrealized Foreign Exchange Gains	10.2	13.3
		17,089.6	16,439.2
	Total Liabilities	23,910.3	23,242.4
	NET DEBT	(13,926.1)	(13,820.2)
	NON-FINANCIAL ASSETS
	Tangible Capital Assets (Note 7)	9,045.5	8,886.6
12	Inventories of Supplies	48.1	48.3
13	Prepaid and Deferred Charges	176.5	170.6
	Total Non-Financial Assets	9,270.1	9,105.5
	ACCUMULATED DEFICIT	$(4,656.0)	$(4,714.7)
	Contingent Liabilities - Note 13
	Commitments - Note 14
	Contractual Rights - Note 16
	The accompanying notes are an integral part of these consolidated financial statements.

Paul Martin, FCPA, FCA
Comptroller

22	PROVINCE OF NEW BRUNSWICK	2018

CONSOLIDATED STATEMENT OF OPERATIONS
for the fiscal year ended 31 March

		(millions)
Schedule		2018 Budget	2018 Actual	2017 Actual
	REVENUE
	Provincial Sources
14	Taxes	$4,511.0	$4,586.3	$4,291.3
15	Licenses and Permits	155.2	163.6	158.7
16	Royalties	70.3	75.7	79.5
17	Income from Government Business Enterprises	245.7	197.0	201.0
18	Other Provincial Revenue	790.4	887.5	848.7
	Sinking Fund Earnings	188.9	189.8	192.8
		5,961.5	6,099.9	5,772.0
	Federal Sources
	Fiscal Equalization Payments	1,760.3	1,760.3	1,708.4
19	Unconditional Grants	1,054.7	1,057.5	1,034.1
20	Conditional Grants	412.2	421.3	387.7
		3,227.2	3,239.1	3,130.2
		9,188.7	9,339.0	8,902.2

	EXPENSE
21	Education and Training	1,950.4	1,951.9	1,886.9
22	Health	2,992.9	3,032.1	2,936.7
23	Social Development	1,274.1	1,268.4	1,249.6
24	Protection Services	277.4	279.4	271.5
25	Economic Development	426.4	388.4	344.5
26	Labour and Employment	131.7	134.5	138.6
27	Resources	191.5	184.2	189.5
28	Transportation and Infrastructure	671.2	668.0	630.6
29	Central Government	764.0	698.5	698.0
	Service of the Public Debt (Note 10)	701.0	666.6	673.3
		9,380.6	9,272.0	9,019.2

	ANNUAL SURPLUS (DEFICIT)	$(191.9)	$67.0	$(117.0)
	The accompanying notes are an integral part of these consolidated financial statements.

2018	PROVINCE OF NEW BRUNSWICK	23

CONSOLIDATED STATEMENT OF CASH FLOW
for the fiscal year ended 31 March

	(millions)
OPERATING ACTIVITIES	2018	2017
Surplus (Deficit)	$67.0	$(117.0)
Non Cash Items
Amortization of Premiums, Discounts and Issue Expenses	7.6	7.2
Foreign Exchange Expense	(6.0)	(5.8)
Increase in Provision for Losses	11.4	21.5
Amortization of Tangible Capital Assets	473.5	463.5
Loss on Disposal or Impairment of Tangible Capital Assets	9.3	7.8
Sinking Fund Earnings	(189.8)	(192.8)
Losses on Foreign Exchange Settlements	2.9	2.8
Increase in Net Pension Liability (Note 11)	10.3	35.3
Increase in Deferred Revenue	19.4	23.1
Changes in Working Capital
Increase in Accounts Receivable	(97.5)	(61.8)
Increase in Taxes Receivable	(18.1)	(39.1)
Decrease in Inventories	0.2	1.1
Increase in Prepaid and Deferred Charges	(5.9)	(0.9)
Increase in Accounts Payable and Accrued Expenses	131.9	136.9
Decrease in Deposits Held in Trust	(34.6)	(46.1)
Net Cash From Operating Activities	381.6	235.7
INVESTING ACTIVITIES
Decrease in Investments and Loans	(26.1)	(145.9)
Other Comprehensive (Loss) Gain	(8.3)	92.4
Net Cash Used in Investing Activities	(34.4)	(53.5)
CAPITAL TRANSACTIONS
Acquisition of Capital Assets (Note 7)	(641.7)	(615.7)
FINANCING ACTIVITIES
Proceeds from Issuance of Funded Debt	2,169.6	1,952.6
Purchase of NB Power Debentures	(408.3)	(295.5)
Received from Sinking Fund for Redemption of Debentures and Payment of Exchange	150.0	338.7
Decrease in Obligations under Capital Leases	(81.1)	(22.7)
Sinking Fund Installments	(166.0)	(157.3)
(Decrease) Increase in Short Term Borrowing	(19.6)	0.5
Funded Debt Matured	(1,114.6)	(790.4)
Net Cash from Financing Activities	530.0	1,025.9
INCREASE IN CASH DURING YEAR	235.5	592.4
CASH AND SHORT TERM INVESTMENTS - BEGINNING OF YEAR	2,734.6	2,142.2
CASH AND SHORT TERM INVESTMENTS - END OF YEAR	$2,970.1	$2,734.6

The accompanying notes are an integral part of these consolidated financial statements.

24	PROVINCE OF NEW BRUNSWICK	2018

CONSOLIDATED STATEMENT OF CHANGE IN NET DEBT
for the fiscal year ended 31 March

	(millions)
	2018	2018	2017
	Budget	Actual	Actual
RESTATED NET DEBT - BEGINNING OF YEAR
(NOTE 18)	$(13,827.0)	$(13,820.2)	$(13,651.4)
CHANGES IN YEAR
Annual Surplus (Deficit)	(191.9)	67.0	(117.0)
Other Comprehensive (Loss) Gain	---	(8.3)	92.4
Acquisition of Tangible Capital Assets (Note 7)	(630.9)	(641.7)	(615.7)
Amortization of Tangible Capital Assets (Note 7) Loss on Disposal or Impairment of Tangible	460.8	473.5	463.5
Capital Assets	---	9.3	7.8
Net Change in Inventories of Supplies	---	0.2	1.1
Net Change in Prepaid and Deferred Charges	---	(5.9)	(0.9)
INCREASE IN NET DEBT	(362.0)	(105.9)	(168.8)
NET DEBT - END OF YEAR	$(14,189.0)	$(13,926.1)	$(13,820.2)

CONSOLIDATED STATEMENT OF CHANGE IN ACCUMULATED DEFICIT
for the fiscal year ended 31 March

	(millions)
	2018 Budget	2018 Actual	2017 Actual
RESTATED ACCUMULATED DEFICIT -
BEGINNING OF YEAR (NOTE 18)	$(4,728.6)	$(4,714.7)	$(4,690.1)
Annual Surplus (Deficit)	(191.9)	67.0	(117.0)
Other Comprehensive (Loss) Gain	---	(8.3)	92.4
ACCUMULATED DEFICIT - END OF YEAR	$(4,920.5)	$(4,656.0)	$(4,714.7)

The accompanying notes are an integral part of these consolidated financial statements.

2018	PROVINCE OF NEW BRUNSWICK	25

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Accounting

These consolidated financial statements are prepared in accordance with Canadian public sector accounting standards.

b) Provincial Reporting Entity

These consolidated financial statements include the accounts of organizations that are controlled by the Province. A complete listing of the organizations within the Province’s government reporting entity is provided in Schedule 30.

The not-for-profit nursing homes are individual corporations operated by their own boards of directors. The nursing homes are subject to legislation, regulation and government directives; and receive resident subsidies and other funding from government. The nature of the relationship between the Province and not-for-profit nursing homes is such that control has been determined to exist for accounting purposes only and not for legal purposes.

Legally established trust funds which the Province administers but does not control are not included as Provincial assets or liabilities. These consolidated financial statements disclose the equity balances of the trust funds administered by the Province in Note 17.

The Workplace Health, Safety and Compensation Commission (operating as WorksafeNB) is not included in the Province’s government reporting entity. As at 31 December 2017, WorksafeNB had assets of $1,734.0 million ($1,613.5 million 2016) and liabilities of $1,671.1 million ($1,422.3 million 2016). WorksafeNB has the authority through legislation to establish premium rates sufficient to meet its financial obligations.

c) Principles of Consolidation

The accounts of organizations within the Province’s government reporting entity are included in these consolidated financial statements through one of the following accounting methods:

Consolidation Method

This method combines the accounts of distinct organizations. It requires uniform accounting policies for the organizations. The Province does not adjust the tangible capital asset policies of organizations that are consolidated using this method to those of the Province in cases where the adjustment would be immaterial. Inter-organizational balances and transactions are eliminated under this method. This method reports the organizations as if they were one organization.

Modified Equity Method

This method is used for government business enterprises (GBEs). GBEs are defined in Note 6 to these consolidated financial statements. The modified equity method reports a GBE’s net assets as an investment on the Province’s Consolidated Statement of Financial Position. The net income of the GBE is reported as income from government business enterprises on the Province’s Consolidated Statement of Operations. Inter-organizational transactions and balances are not eliminated. All gains or losses arising from inter-organizational transactions between GBEs and other government organizations are eliminated. The accounting policies of GBEs are not adjusted to conform with those of other government organizations.

Transaction Method

This method records only transactions between the Province and the other organizations. The transaction method is used when the appropriate methods would not produce a materially different result.

26	PROVINCE OF NEW BRUNSWICK	2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

d) Changes in Accounting Policy

Effective 1 April 2017, the New Brunswick Research and Productivity Council was included within the Province’s government reporting entity. As a result, the financial results of the Council were retroactively included in the consolidated financial statements using the full consolidation method. Note 18 discloses the impact of the change in accounting policy on prior periods.

Effective 1 April 2017, the Province prospectively adopted Public Sector Accounting Standard PS 3380 – Contractual Rights. The additional disclosure required by this standard can be found in Note 16.

Effective 1 April 2017, the Province prospectively adopted the following Public Sector Accounting Standards: PS 2200 – Related Party Disclosures, PS 3210 – Assets, PS 3320 – Contingent Assets and PS 3420 – Inter-entity Transactions. No additional recognition or disclosures were required as a result of the adoption of these standards.

e) Future Changes in Accounting Policy

New Standards

The Public Sector Accounting Board issued section PS 3430 - Restructuring Transactions with an effective date of 1 April 2018. This new standard provides guidance on how to account for and report restructuring transactions by both the transferor and the recipient.

The Public Sector Accounting Board issued section PS 3280 - Asset Retirement Obligation with an effective date of 1 April 2021. This new standard addresses the recognition, measurement, presentation and disclosure of legal obligations associated with the retirement of tangible capital assets.

The Province plans to adopt these standards on the effective dates and is currently analyzing the impact of the standards on its consolidated financial statements.

PS 3450 - Financial Instruments

The Public Sector Accounting Board issued section PS 3450 - Financial Instruments with an effective date of 1 April 2021. Under this new standard, financial instruments will be assigned a measurement category of either fair value, cost or amortized cost. Until a financial instrument is derecognized, any gains or losses that arise due to fair value remeasurement will be reported on the Statement of Remeasurement Gains and Losses. Adoption of this standard requires the adoption of PS 2601 - Foreign Currency Translation, PS 1201 - Financial Statement Presentation and PS 3041 - Portfolio Investments in the same fiscal year.

f) Specific Accounting Policies

Asset Classification

Assets are classified as either financial or non-financial. Financial assets are assets that could be used to discharge existing liabilities or finance future operations and are not to be consumed in the normal course of operations. Non- financial assets are acquired, constructed or developed assets that do not provide resources to discharge existing liabilities but are employed to deliver government services, may be consumed in normal operations and are not for resale. Non-financial assets include tangible capital assets, prepaid and deferred charges, and inventories of supplies.

Financial Assets

Cash and Short Term Investments

Cash and short term investments are recorded at cost, which approximates market value. Short term investments include highly liquid investments that are readily convertible to known amounts of cash, with maturity dates of six

2018	PROVINCE OF NEW BRUNSWICK	27

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

months or less. Cash and short term investments include $870.9 million ($977.1 million 2017) in short term investments issued by the New Brunswick Power Corporation.

Inventories for Resale

Inventories for resale are recorded at the lower of cost or net realizable value. Properties held for resale are reported as a financial asset and include land and fixtures acquired or constructed for the purpose of sale. Properties held for resale also include properties acquired through foreclosure.

Accounts Receivable, Loans and Loan Guarantees Receivable

Accounts receivable, loans and loan guarantees receivable are initially recorded at cost, and reported at the lower of cost and net recoverable value through a valuation allowance. Changes in the valuation allowance are recognized in expense. Amounts due to the Province but deemed uncollectible are written off from the accounts of the Province once the write-off has been approved by either Treasury Board or the Secretary to Treasury Board depending on the dollar value involved.

Interest revenue is recognized on a loan when earned, and ceases to be accrued when the collectability of either the principal or interest is not reasonably assured.

Loans issued under the Opportunities New Brunswick Act, Agricultural Development Act, and Fisheries and Aquaculture Development Act facilitate the establishment, development, or maintenance of industry in a variety of areas. As such, the nature and terms of the loans under these Acts vary. Loans to students are interest free while the student is in full-time studies and becomes repayable with interest six months after the student leaves post-secondary studies. The maximum repayment term is fifteen years. Loans issued under the New Brunswick Housing Act may offer concessionary interest rates, and are repayable over a period not to exceed twenty-five years.

Other Investments

Other investments are recorded at cost, which approximates market value. Where there has been a loss in the value of an investment that is other than a temporary decline, the investment is written down to recognize this loss.

The Atlantic Lottery Corporation is accounted for by the New Brunswick Lotteries and Gaming Corporation (NBLGC) using the modified equity method. NBLGC is consolidated in the Province’s financial statements using the consolidation method.

Sinking Funds

The General Sinking Fund is maintained by the Minister of Finance under the authority of section 14 of the Provincial Loans Act (“Act”). This Act provides that the Minister shall maintain one or more sinking funds for the payment of funded debt either at maturity or upon redemption in advance of maturity. Typically, redemptions are only made after the related Provincial purpose portion of the debt has been outstanding a minimum of twenty years.

Sinking fund installments are paid into the General Sinking Fund on or before the anniversary date of each issue of funded debt, at the prescribed rate of a minimum of 1% of the outstanding principal.

Sinking fund investments in bonds and debentures are reported at par value less unamortized discounts less premiums and the unamortized balance of unrealized foreign exchange gains or losses. Short-term deposits are reported at cost. The Province’s sinking fund may be invested in eligible securities as defined in the Act.

New Brunswick Power Corporation (NB Power) is contractually obligated to pay to the Province the amount of the sinking fund installment required each year in respect of the debentures issued by the Province on behalf of the New Brunswick Power Corporation.

28	PROVINCE OF NEW BRUNSWICK	2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

Liabilities

Loan Guarantees

Obligations resulting from guaranteed loans are recorded as liabilities when management determines that a loss is probable with changes in this obligation recorded annually.
Each outstanding loan guarantee under the Opportunities New Brunswick Act is reviewed on a quarterly basis. An allowance for loss on loan guarantees is established when management determines that a loss is probable. A loss is considered probable when one or more of the following factors is present:

●
a decline in the financial position of the borrower;

●
economic conditions in which the borrower operates indicate the borrower’s inability to repay the loan;

●
collection experience for the loan.

Losses on guaranteed loans under the Agriculture Development Act and Livestock Incentives Act for classes that have similar standards are calculated using an average rate based on past experience and trends.

Retirement Benefits

Retirement benefits include various retirement benefit plans and other employee future benefit plans where the Province has an obligation to provide benefits to employees. Liabilities for the Provincial Court Act and Provincial Court Judges’ Pension Act, Members’ Superannuation Act and Members’ Pension Act, Pension Plan for Management Employees of New Brunswick School Districts, Pension Plan for General Labour, Trades and Services Employees of New Brunswick School Districts, Pension Plan for Full-Time CUPE 2745 Employees of New Brunswick School Districts, Pension Plan for Management Employees’ of New Brunswick Nursing Homes, Pension Plan for General and Service Employees’ of New Brunswick Nursing Homes, Pension Plan for Nursing and Paramedical Employees’ of New Brunswick Nursing Homes, Supplementary Retirement Plan, and the Retirement Allowance program are calculated using the projected benefit method prorated on service, using various assumptions based on management’s best estimate. Pension fund assets are valued at market-related values. The cost of benefits earned is attributed to the period that the employee provides service. Changes in the liability resulting from experience gains or losses and changes in actuarial assumptions are amortized over the expected average remaining service life of the related plan. Gains and losses arising from plan amendments are recognized in the period of the plan amendment.

The New Brunswick Public Service Pension Plan, the New Brunswick Teachers’ Pension Plan, the Shared Risk Plan for CUPE Employees of New Brunswick Hospitals, and the Shared Risk Plan for Certain Bargaining Employees of New Brunswick Hospitals are Target Benefit Pension Plans. The liabilities for these plans are calculated using the projected benefit method prorated on service, using various assumptions based on management’s best estimate. Pension fund assets are valued at market-related values. The cost of benefits earned is attributed to the period that the employee provides service. Changes in the liability resulting from experience gains or losses and changes in actuarial assumptions are amortized over the expected average remaining service life of the related plan. Gains and losses arising from plan amendments are recognized in the period of the plan amendment. These plans are governed by an Agreement and Declaration of Trust which restricts access to the plan assets. On this basis, the Province records the value of the plan net assets as nil when these plans are in a net asset position. When these plans are in a net obligation position, the Province records a liability for its portion of the obligation.

The Province also contributes to the Pension Plan for Part-Time and Seasonal Employees. For this plan, the Board of Trustees has the obligation to provide benefits to its members. As such, no liability is recorded by the Province. The cost recorded by the Province for this plan equals the amount of the Province’s required contribution for the period.

2018	PROVINCE OF NEW BRUNSWICK	29

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

Sick Leave

The cost of accumulating, non-vesting sick leave benefits for government departments and agencies, school districts and other agencies are determined by an actuarial valuation, using management’s best estimate of salary escalation, accumulated sick days at retirement, long term inflation rates and discount rates. The sick leave liability for nursing homes has been estimated using summarized data of nursing home employees, and experience of employees in the Province’s health care sector. The cost of sick leave usage exceeding an employee’s annual allotment is expensed by each department and reported in the functional expense area related to the program in which the employee worked. The change in the net liability, excluding the cost of the sick leave usage exceeding the annual allotment, is reported under central government.

Liability for Injured Workers

The Province provides workers’ compensation benefits on a self-insured basis. WorkSafeNB administers the claims on the Province’s behalf and charges a fee for this service. The liability for injured workers is determined using a number of methods to estimate future payments including: the annuity method, the loss development method, and the aggregate claims method. Future payments are then discounted to determine the present value. Annual claim payments are expensed by each department and are reported in the functional expense area related to the program in which the employee worked. The net change in the liability, excluding actual claims costs, is reported under central government.

Liabilities for Contaminated Sites

A liability for the remediation of contaminated sites is recognized when: an existing environmental standard has been exceeded, the Province has a legal or assumed responsibility, the Province expects remediation to occur and a reasonable estimate of the cost of remediation can be made. The liability for remediation is estimated based on information available at the financial statement date, and reflects costs directly attributable to remediation activities, less expected net recoveries. The carrying amount of the liability for remediation is reviewed at each financial reporting date, and any revisions to the amount previously recognized are accounted for in the period in which revisions are made.

Borrowing on Behalf of New Brunswick Power Corporation

The Province, as represented by the Consolidated Fund, has issued long term debt securities on behalf of the New Brunswick Power Corporation in exchange for debentures with like terms and conditions. This financing arrangement was used to obtain more favourable debt servicing costs.

The New Brunswick Power Corporation debentures received by the Province are reported in the Statement of Financial Position of these consolidated financial statements as a reduction of Funded Debt. The transactions involving these securities, including the debt servicing costs, are not part of the budget plan of the Province’s Consolidated Fund.

Non-Financial Assets

Tangible Capital Assets

Tangible capital assets are assets of the Province which have useful lives greater than one year. Certain dollar thresholds for capitalization have been established for practical purposes. Intangible assets and items inherited by right of the Crown, such a forest, water, and mineral resources, are not recognized in the consolidated financial statements.

Tangible capital asset policies of government entities which are consolidated in these consolidated financial statements are not adjusted to conform to Provincial policies in cases where the differences are not material. The areas in which tangible capital asset policies could differ include amortization rate, estimated useful life and capitalization threshold.

30	PROVINCE OF NEW BRUNSWICK	2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

Capital Leases

Long term leases, under which the Province, as lessee, assumes substantially all the benefits and risks of ownership of leased property, are classified as capital leases although certain minimum dollar thresholds are in place for practical reasons. The present value of a capital lease is accounted for as a tangible capital asset and an obligation at the inception of the lease.

Inventories of Supplies

Inventories of supplies for use are recorded at the lower of cost or net realizable value. Inventories of supplies are reported as a non-financial asset.

Prepaid and Deferred Charges

Prepaid and deferred charges are cash disbursements, other than tangible capital assets and inventories of supplies, that are expected to yield economic benefits over one or more future periods. Prepaid and deferred charges are recorded as an asset at the time of incurrence and amortized to expenses over the periods expected to benefit from it.

Revenues

Tax Revenue

Official estimates received from the federal government are used as the basis for determining corporate and personal tax revenue. Corporate and personal tax revenue amounts for the current year reflect prior year adjustments based on returns or more recent economic data.

Provincial real property tax is recognized based on the calculation of applying the relevant provincial and local service district tax rates to the assessed property value. Adjustments are made to current year revenue for changes in prior year assessed property values.

Consumption taxes (Harmonized Sales Tax, Gasoline and Motive Fuels Tax, Tobacco Tax and Pari-mutuel Tax) are recognized based on the self-assessed returns of tax payers and tax collectors (e.g. retailers and wholesalers). Consumption tax revenue is also recognized from direct payments made by tax payers in completing certain types of transactions.

Government Transfers

Government transfers are recognized as revenue in the period during which the transfer is authorized and all eligibility criteria have been met, except when and to the extent that the transfer gives rise to an obligation that meets the definition of a liability. Transfers meeting the definition of a liability are recorded as deferred revenue and are recognized as revenue when transfer stipulations are met. Capital projects for which the stipulation of project completion had not been met as at 31 March 2018 have been recorded as deferred capital contributions in Schedule 9. Major transfers recognized during the period include fiscal equalization payments and other transfers disclosed in Schedule 19.

Expenses

Government Transfers

Grants, entitlements and other government transfers are recognized as expense in the period during which the event giving rise to the transfer has occurred, provided that the transfer has been authorized and all eligibility criteria have been met by the recipient. Major government transfers during the period include: grants to universities, grants to municipalities, funding provided through social and employment programs, and transfers via revenue sharing agreements.

2018	PROVINCE OF NEW BRUNSWICK	31

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

Debt Charges

Interest and other debt service charges are reported in the Consolidated Statement of Operations as Service of the Public Debt except as described below:

As government business enterprises are included in the Provincial Reporting Entity through modified equity accounting, the cost of servicing their debt is not included in the Service of the Public Debt expense. The cost of servicing the debt of government business enterprises is an expense included in the calculation of their net profit or loss for the year.

Interest costs imputed on the Province’s Net Pension Liability are recorded as part of pension expense, which is included in various expense functions.

Interest on debt to finance the Student Loan Portfolio is recorded as part of the Education and Training expense function.

Interest on CMHC debentures and Nursing Home debt is recorded as part of the Social Development expense function.

Interest earned on the assets of the General Sinking Fund and on other provincial assets is reported as revenue.

Note 10 to these consolidated financial statements reports the components of the Service of the Public Debt Expense function and total debt charges.

Operating Leases

All leases under which the Province does not assume substantially all the benefits and risks of ownership related to the leased property are classified as operating leases. Each rental payment required by an operating lease is recorded as an expense when it is due.

Concessionary Loans

There are two situations in which the Province charges loan disbursements entirely as expenses. These are:

●
Loan agreements which commit the Province to provide future grants to the debtor to be used to repay the loan.

●
Loan agreements which include forgiveness provisions if the forgiveness is considered likely.

In both these situations, the loan is charged to expense when it is disbursed.

Loans that are significantly concessionary because they earn a low rate of return are originally recorded as assets at the net present value of the expected future cash flows. The net present value is calculated using the Province’s borrowing rate at the time the loan was issued. The difference between the nominal value of the loan and its net present value is recorded as an expense.

g) Foreign Currency Translation and Risk Management

The Province's assets, liabilities and contingent liabilities denominated in foreign currencies are translated to Canadian dollars at the year-end rates of exchange, except where such items have been hedged or are subject to interest rate and currency swap agreements. In such cases, the rates established by the hedge or the agreements are used in the translation. Exchange gains and losses are included in the Consolidated Statement of Operations except for the unrealized exchange gains and losses arising on the translation of long term items, which are deferred and amortized on a straight line basis over the remaining life of the related assets or liabilities. Revenue and expense items are translated at the rates of exchange in effect at the respective transaction dates.

32	PROVINCE OF NEW BRUNSWICK	2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

The Province borrows funds in both domestic and foreign capital markets and manages its existing debt portfolio to achieve the lowest debt costs within specified risk parameters. As a result, the Province may be exposed to foreign exchange risk. Foreign exchange or currency risk is the risk that the principal and interest payments on foreign debt will fluctuate in Canadian dollar terms due to fluctuations in foreign exchange rates.

In accordance with risk management policy guidelines, the Province uses various financial instruments and techniques to manage exposure to foreign currency risk. These financial instruments include currency forwards, cross-currency swaps and purchases of foreign denominated assets into the Province’s sinking fund. The Province performs an annual assessment of the effectiveness of its financial instruments in managing exposure to foreign currency risk by comparing the cash flows of both the hedged and hedging items.

As at 31 March 2018, the full amount of the Province’s outstanding foreign denominated debt (1,400.0 million USD and 600.0 million CHF) has been hedged by entering into cross-currency swaps, which convert the interest and principal payable from the original currency to Canadian dollars. As the entire foreign denominated debt portfolio has been hedged, the Province has no foreign currency exposure.

h) Measurement Uncertainty

Measurement uncertainty exists when there is uncertainty in the determination of the amount at which an item is recorded in the financial statements. Such uncertainty exists when there is a variance between the recognized or disclosed amount and another reasonably possible amount. Many items are measured using management’s best estimate, based on assumptions that reflect the most probable set of economic conditions and planned courses of action at the time of financial statement preparation. Estimates are updated to reflect new information as it becomes available. Actual results could differ from these estimates.

Significant estimates used in these consolidated financial statements include:

●
Uncertainty relating to the determination of corporate income tax revenue arising from variances between the estimated and actual amount of New Brunswick’s allocation of national taxable income. A sensitivity analysis on the impact of a change in the allocation of national taxable income indicated that a +/- 0.1% change in New Brunswick’s allocation would impact the revenue by +/- $3.4 million. Uncertainty also exists in relation to the determination of corporate and personal tax revenue arising from possible revisions of tax revenue as a result of reassessments of prior tax periods or the timing of instalment payments. Due to their nature, the extent to which these items will impact the estimates cannot be reasonably determined.

●
Uncertainty in the determination of revenue from Canada Health Transfers and Canada Social Transfers arising from variances between the estimated and actual provincial share of national population figures. A sensitivity analysis on the impact of a change in the estimated population figures indicated that a +/- 1% change in New Brunswick’s estimated population figures would impact the revenue for the Canada Health Transfer and Canada Social Transfer by +/- $3.7 million and $1.4 million, respectively.

●
Uncertainty related to the determination of the obligation or expense for pensions and other employee future benefits arising because actual results may differ from the Province’s assumptions used to estimate the amount of benefits that employees will receive and the investment return on plan assets. Due to the numerous factors that could impact the assumptions used, the extent to which their variability will impact the estimate cannot be reasonably determined.

●
Uncertainty in the estimation of the liability for injured workers arising because actual results may differ from the Province’s assumptions used to estimate the liability. A sensitivity analysis on exposure to changes in key variables used to estimate the liability indicated that a 1% decrease in the discount rate would increase the liability by $24.0 million, and a 1% increase in the rate of inflation would increase the liability by $20.9 million.

2018	PROVINCE OF NEW BRUNSWICK	33

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

●
Uncertainty relating to the allocation of payments for public private partnership road contracts arising because amortization of the capital improvement work commences in the year the rehabilitation work is expected to be performed, which may not reflect when the work is actually completed by the contractors. This may impact the timing of amortization expense and the classification of payments as a prepaid expense, accrued expenditure, or tangible capital asset. Due to the unpredictability of future events, the extent of the measurement uncertainty cannot be reasonably estimated.

●
Uncertainty relating to the determination of the amount of accruals for the remediation of contaminated sites, amounts recorded as contingent liabilities, valuation allowances for loans, investments and accounts receivable, and the estimated useful lives of tangible capital assets arising because these amounts are based on probable outcomes and the use of estimates. Due to the unpredictability of future events, the extent of the measurement uncertainty cannot be reasonably estimated.

●
Uncertainty relating to the consolidation of not-for-profit nursing homes operating in the Province arising because audited financial statements were not available for all nursing homes at the time of consolidation, because some nursing homes use accounting frameworks and accounting policies that differ from those of the Province, and because the estimates for sick leave and retirement allowance have been calculated using summarized data of nursing home employees and the estimate for sick leave has been calculated using experience of employees in the Province’s health care sector. The extent of these differences is not expected to be material.

●
Uncertainty related to the determination of property tax revenue, expense, assets and liabilities attributable to assessment appeals, uncollectible amounts and write-offs. The extent to which a change in the assessment amounts or collectability will impact the financial statements cannot be reasonably determined.

NOTE 2
BUDGET

The budget figures included in these consolidated financial statements are the amounts published in the Main Estimates, adjusted for transfers from the Supplementary Funding Provision Program. The Supplementary Funding Provision Program is an appropriation which provides funding to other programs for costs associated with contract settlements and other requirements not budgeted in a specific program.

Budget figures for the year ending 31 March 2018 reflect the acquisition of tangible capital assets and amortization expense. These amounts are disclosed in the Main Estimates as a separate schedule.

NOTE 3
SPECIAL PURPOSE ACCOUNTS

Special Purpose Account revenue earned but not spent accumulates as a surplus in that account and may be spent in future years for the purposes specified. At 31 March 2018, the accumulated surplus in all Special Purpose Accounts totaled $113.4 million ($116.0 million 2017). This total is a component of net debt and accumulated deficit.

Descriptions of Major Special Purpose Accounts

CMHC

CMHC funding is used to provide funding for the operation of the programs that fall under the administration of the Social Housing Agreement. Fund revenues include interest earned on the fund, interest earned from second mortgages, and the cumulative excess of funding for social housing not spent to date. Expenditures from the fund are for approved CMHC program funding, any annual excess of which may be carried over for future program expenditures until the agreement expiration date in 2034. The accumulated surplus in CMHC funding at 31 March 2018 was $18.6 million ($23.9 million 2017).

34	PROVINCE OF NEW BRUNSWICK	2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

Environmental Trust Fund

The Environmental Trust Fund provides financial assistance for eligible projects that are within the following categories: protection, restoration, sustainable development, conservation, education and beautification. Actual costs are reimbursed by the Environmental Trust Fund for eligible activities. The accumulated surplus as at 31 March 2018 was $26.1 million ($25.3 million 2017).

School District Self-Sustaining Accounts

Self-Sustaining Accounts record school district revenue and expenses for non-educational services such as the rental of school facilities, cafeteria operations and foreign student tuition fees. These special purpose accounts also record partnership activities with third parties to provide resources, services or grants to students. The accumulated surplus in school district self-sustaining accounts at 31 March 2018 was $44.7 million ($41.3 million 2017).

The following table summarizes the change in the accumulated Special Purpose Account surplus:

2018	PROVINCE OF NEW BRUNSWICK	35

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

	2017	(millions) 2018
	Accumulated Surplus	Revenue	Expense	Accumulated Surplus
Archives Trust Account	$0.1	$---	$---	$0.1
Arts Development Trust Fund	---	0.7	0.7	---
CMHC	23.9	1.3	6.6	18.6
Energy and Resources Development
Recoverable Projects	---	0.1	0.1	---
Environmental Trust Fund	25.3	10.5	9.7	26.1
Fish Stocking Fund	1.2	0.3	0.1	1.4
Fred Magee Account	0.4	---	---	0.4
GO NB!	0.2	0.4	0.4	0.2
Health Services Liability Protection Plan	---	2.8	2.8	---
International Projects	---	0.4	0.4	---
Land Management Account	7.8	1.1	1.9	7.0
Library Account	0.3	0.5	0.4	0.4
Medical Research Assistance Account	0.7	0.1	0.4	0.4
Municipal Police Assistance	3.4	1.9	1.2	4.1
National Safety Code Agreement	---	0.2	0.2	---
NB 911 Service Fund	3.7	5.4	6.5	2.6
Provincial Parks	0.2	0.1	---	0.3
Provincial Proceeds of Crime	0.8	0.2	0.1	0.9
Public/Private Partnership Projects	0.2	---	---	0.2
Renovation of Old Government House	0.3	---	---	0.3
School District Scholarship and Trusts	0.1	0.2	0.2	0.1
School District Self-Sustaining Accounts	41.3	49.9	46.5	44.7
Sport Development Trust Fund	---	0.5	0.5	---
Strait Crossing Finance Inc.	---	0.1	0.1	---
Suspended Driver - Alcohol Re-Education	0.3	0.2	0.2	0.3
Trail Management Trust Fund	1.3	1.6	1.6	1.3
Training Recoverable Projects	3.1	1.7	2.2	2.6
Victim Services Account	---	3.6	3.6	---
Wildlife Trust Fund	1.4	1.3	1.3	1.4
	$116.0	$85.1	$87.7	$113.4

36	PROVINCE OF NEW BRUNSWICK	2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

NOTE 4
SHORT TERM BORROWING

Short term borrowing is recorded at cost, which approximates market value. Short term borrowing consists of

$1,645.4 million ($1,648.3 million 2017) in treasury bills with interest rates ranging from 1.17% - 1.49%, maturing between 5 April and 5 December 2018 and $15.5 million ($31.5 million 2017) of bank indebtedness with interest rates ranging from 2.70% - 6.95%.

NOTE 5
OBLIGATIONS UNDER CAPITAL LEASES

The total future principal and interest payments for capital leases amount to $956.7 million ($1,138.8 million 2017). That amount includes $630.1 million ($711.2 million 2017) in principal and $326.6 million ($427.6 million 2017) in interest.

The lease agreements have terms of 10 to 30 years, with interest rates ranging from 4.4% to 8.8%. The most significant capital lease obligation relates to the Fredericton-Moncton Highway, with an obligation of $507.4 million, an interest rate of 6.4%, and a maturity date of November 2027.

Minimum annual principal and interest payments in each of the next five years are as follows:

Fiscal Year	(millions)
2018-2019	$ 91.1
2019-2020	$ 90.4
2020-2021	$ 89.7
2021-2022	$ 88.9
2022-2023	$ 88.1

NOTE 6
GOVERNMENT BUSINESS ENTERPRISES

A Government Business Enterprise is an organization accountable to the Legislative Assembly that has the power to contract in its own name, has the financial and operating authority to carry on a business, sells goods and services to customers outside the Provincial Reporting Entity as its principal activity, and that can, in the normal course of its operations, maintain its operations and meet its liabilities from revenues received from sources outside the Provincial Reporting Entity.

The following is a list of Government Business Enterprises and their fiscal year ends, which are included in the Provincial Reporting Entity as listed in Schedule 30 to these consolidated financial statements.

New Brunswick Liquor Corporation (Liquor)	01-04-18
New Brunswick Municipal Finance Corporation (Municipal Finance)	31-12-17
New Brunswick Power Corporation (Power)	31-03-18

2018	PROVINCE OF NEW BRUNSWICK	37

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

The following table presents condensed financial information for these Government Business Enterprises.

	(millions)

Assets	Liquor	Municipal Finance	Power	Total
Cash and Equivalents	$3.5	$0.7	$6.0	$10.2
Receivables	9.2	2.8	248.0	260.0
Prepaids	0.9	---	14.0	14.9
Inventories	36.6	---	166.0	202.6
Derivative Assets	---	---	1.0	1.0
Fixed Assets	12.3	---	4,337.0	4,349.3
Long Term Assets	---	---	723.0	723.0
Regulatory Assets	---	---	894.0	894.0
Long Term Notes Receivable	---	883.1	---	883.1
Sinking Fund Receivable	---	---	505.0	505.0
Intangible Assets	4.7	---	46.0	50.7
Total Assets	$67.2	$886.6	$6,940.0	$7,893.8
Liabilities
Payables	$---	$2.8	$314.0	$316.8
Currrent Liabilities	24.8	---	1,294.0	1,318.8
Deferred Liabilities	---	---	997.0	997.0
Other Long Term Liabilities	2.8	---	---	2.8
Long Term Debt	---	883.1	3,997.0	4,880.1
Total Liabilities	27.6	885.9	6,602.0	7,515.5
Equity
Retained Earnings	39.6	0.7	470.0	510.3
Accumulated Other
Comprehensive Income	---	---	(132.0)	(132.0)
Total Equity	39.6	0.7	338.0	378.3
Total Liabilities and Equity	$67.2	$886.6	$6,940.0	$7,893.8
Net Income
Revenue	$432.3	$29.6	$1,754.0	$2,215.9
Expenses	(263.9)	(0.3)	(1,501.0)	(1,765.2)
Interest and Related Expense	---	(29.4)	(230.0)	(259.4)
Net Income	$168.4	$(0.1)	$23.0	$191.3
Accumulated Other Comprehensive Loss
Accumulated Other Comprehensive Loss, Beginning of Year	$---	$---	$(127.0)	$(127.0)
Other Comprehensive Loss, For the Year	$---	$---	(5.0)	(5.0)
Accumulated Other Comprehensive Loss, End of Year	$---	$---	$(132.0)	$(132.0)

38	PROVINCE OF NEW BRUNSWICK	2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

The financial information of Government Business Enterprises is prepared according to the accounting standards applicable to each reporting entity, using accounting policies that are appropriate for the industry segment in which they operate. These accounting policies may not be consistent with accounting policies used by other organizations under the Provincial Reporting Entity.

New Brunswick Liquor Corporation

The New Brunswick Liquor Corporation was established under the New Brunswick Liquor Corporation Act. Its business activity is the purchase, distribution and sale of alcoholic beverages throughout the Province of New Brunswick. Transactions between the Corporation and the Province in the normal course of operations were deemed insignificant to the financial statements. The Corporation’s financial statements are prepared in accordance with International Financial Reporting Standards.

New Brunswick Municipal Finance Corporation

The Municipal Finance Corporation was established under the New Brunswick Municipal Finance Corporation Act. Its purpose is to provide financing for municipalities and municipal enterprises through a central borrowing authority. As at 31 December 2017, funds administered by the Province held $458.0 million ($386.9 million 2016) of the Corporation’s outstanding debt. Of that total, $443.9 million ($372.9 million 2016) was sold directly to the funds. The Province is guarantor of all debt issued by the Corporation. The corporation paid the Province an administration fee of $0.3 million in 2017 ($0.3 million 2016) to administer funds on its behalf. The Corporation’s financial statements are prepared in accordance with International Financial Reporting Standards.

New Brunswick Power Corporation

The New Brunswick Power Corporation was established as a Crown Corporation of the Province of New Brunswick in 1920 by enactment of the New Brunswick Electric Power Act. In 2004, the New Brunswick Power Corporation continued as the New Brunswick Power Holding Corporation with new subsidiary operating companies (collectively the NB Power Group of Companies). On 1 October 2013, by enactment of the Electricity Act, the New Brunswick Power Group of Companies became a single, integrated Crown Corporation.

The amount of $505.0 million shown as sinking fund receivable on the Corporation’s financial statements is due from the Province of New Brunswick. The amount of $3,997.0 million shown as long-term debt has been borrowed by the Province. For 2018, The New Brunswick Power Corporation made payments to the Province for property taxes, utility taxes and right of way taxes totaling $44.0 million ($43.0 million 2017). The Corporation’s financial statements were prepared in accordance with International Financial Reporting Standards.

Prior to the above noted amalgamation on 1 October 2013, the financial results of the New Brunswick Power Group of Companies were recorded in the New Brunswick Electric Finance Corporation (NBEFC) using the modified equity method, with any unrealized intercompany gains or losses being eliminated upon consolidation. NBEFC’s financial results were then consolidated with those of the Province, also using the modified equity method.

Over the period 2009 – 2013, NBEFC’s net income was reduced by $153.1 million of unrealized intercompany gains related to expenses deferred under the rate regulatory accounting practice used by the New Brunswick Power Group of Companies. Due to the subsequent amalgamation of the New Brunswick Power Group of Companies and NBEFC, the Province is recognizing the total amount of $153.1 million in net income over the 27 year estimated useful life of Point Lepreau. For the fiscal year ended 31 March 2018, $5.7 million was amortized into the Province’s income. On the consolidated statement of financial position, the Province’s investment in the New Brunswick Power Corporation has been reduced by the remaining amount of the regulatory deferral ($122.7 million).

The New Brunswick Power Corporation’s current liabilities include $410.0 million for the current portion of long term debt. The Corporation’s long-term debt principal repayment schedule is as follows:

2018	PROVINCE OF NEW BRUNSWICK	39

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

(millions)
Principal
Year Ending	Repayment
March 31, 2020	450.0
March 31, 2021	358.0
March 31, 2022	400.0
March 31, 2023	229.0
March 31, 2024 and thereafter	2,565.0
Unamortized premiums	(5.0)
Total Long-term portion	$3,997.0

NOTE 7 TANGIBLE CAPITAL ASSETS

Tangible capital assets include acquired, built, developed and improved tangible assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

Certain assets which have historical or cultural value, including works of art, historical documents and historical and cultural artifacts are not recognized as tangible capital assets. Land used as a site for a historical collection has been valued at $1. Intangibles and items inherited by right of the Crown, such as inherited Crown lands, forests and mineral resources, are not recognized in the consolidated financial statements because the costs, benefits and economic value of such items cannot be reasonably and verifiably quantified. Assets under construction are not amortized until the asset is available to be put into service.

Calculation of opening balances include, where available, acquisition totals reported in Public Accounts from 1973 to 2004. Surfacing costs have been segregated starting in 2005. Prior to 2005, these costs were included in roads, highways and bridges.

Tangible capital assets are amortized on a straight-line basis over their estimated useful lives as noted in the table that follows. One-half of the annual amortization is charged in the year of acquisition and in the year of disposal.

Included in the closing costs of the various asset classes as of 31 March 2018 are costs for assets under construction, which are not amortized. These costs are: buildings and land improvements ($280.4 million); roads, bridges, and highways ($110.9 million); ferries ($12.7 million), water management systems ($22.7 million) and computer software ($22.2 million). Also included in the closing costs are capital lease amounts as follows: buildings and land improvements – cost $228.0 million, accumulated amortization of $42.6 million; roads, bridges and highways – cost $843.0 million, accumulated amortization $278.2 million; and vehicles and equipment – cost $34.9 million, accumulated amortization $10.3 million. Contributed roads totaling $2.1 million were acquired during the year and have been included in the closing cost of roads, bridges, and highways as of 31 March 2018.

40	PROVINCE OF NEW BRUNSWICK	2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

	(millions)
	2018									2017
					Vehicles
					and	Roads,	Dams and	Computer
		Buildings and	Machinery		Mobile	Bridges	Water	Hardware
		Land	and		Heavy	and	Management	and
	Land	Improvements	Equipment	Ferries	Equipment	Highways	Systems	Software	Total	Total
Estimated Useful
Life (Years)	Indefinite	20-40	5-15	40-50	5-20	20-50	20-50	5-15
Cost
Opening Costs	$373.6	$4,804.3	$803.1	$126.6	$247.2	$9,005.9	$49.2	$199.2	$15,609.1	$15,041.9
Additions	4.2	208.0	34.3	10.1	27.8	331.1	8.7	17.5	641.7	615.7
Disposals	(0.1)	(6.9)	(1.7)	---	(17.9)	(0.6)	(0.2)	---	(27.4)	(48.5)
Closing Costs	377.7	5,005.4	835.7	136.7	257.1	9,336.4	57.7	216.7	16,223.4	15,609.1
Accumulated Amortization
Opening
Accumulated Amortization	---	2,114.1	599.2	22.7	159.2	3,702.8	7.6	116.9	6,722.5	6,299.7
Amortization	---	127.9	38.5	3.1	15.4	267.8	0.9	19.9	473.5	463.5
Disposals	---	(0.2)	(1.3)	---	(16.3)	(0.3)	---	---	(18.1)	(40.7)
Closing Accumulated Amortization	---	2,241.8	636.4	25.8	158.3	3,970.3	8.5	136.8	7,177.9	6,722.5

Net Book Value	$377.7	$2,763.6	$199.3	$110.9	$98.8	$5,366.1	$49.2	$79.9	$9,045.5	$8,886.6

2018	PROVINCE OF NEW BRUNSWICK	41

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

NOTE 8
BORROWING AUTHORITY

a) Balance of Borrowing Authority under the Provincial Loans Act

	(millions)
	Balance 2017	Authority Granted During the Year	Borrowing During the Year	Balance 2018
Loan Act 2012	$25.3	$---	$---	$25.3
Loan Act 2016	310.2	---	300.0	10.2
Loan Act 2017	---	815.0	534.2	280.8

	$335.5	$815.0	$834.2	$316.3

Under the authority of section 2 of the Provincial Loans Act, the maximum temporary indebtedness of the Province is $3,000.0 million. At 31 March 2018, the short term borrowing of the Province was $1,645.4 million ($1,648.3 million 2017).

Under the authority of subsection 3(1) of the Provincial Loans Act, the Province may borrow sums required for the repayment, refinancing or renewal of securities issued or for the payment of any loan or liability, repayment of which is guaranteed by the Province. This authority is in addition to the authorities listed above.

b) Borrowing by the Municipal Finance Corporation

The New Brunswick Municipal Finance Corporation has authority under the New Brunswick Municipal Finance Corporation Act to provide financing for municipalities and municipal enterprises. The Province guarantees the debt of the corporation. As at 31 December 2017, long term debt owed by the corporation was $883.1 million ($862.7 million 2016).

42	PROVINCE OF NEW BRUNSWICK	2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

NOTE 9
FUNDED DEBT

The following is a maturity schedule for the total amount of the Province’s Funded Debt.

		(millions)
Fiscal Year of Maturity	Interest Rate (%) Range	Currency Amount		Total Funded Debt	NB Power	Funded Debt for Provincial Purposes
2018-2019	2.8	USD	750.0	$734.0	$(130.0)	$604.0
	0.0 - 2.2	CAD	406.9	406.9	(280.0)	126.9
				1,140.9	(410.0)	730.9
2019-2020	0.0 - 6.8 Floating	CAD	964.0	964.0	(450.0)	514.0
		CAD	350.0	350.0	---	350.0
				1,314.0	(450.0)	864.0
2020-2021	9.8	USD	200.0	242.3	(193.4)	48.9
	0.0 - 6.8	CAD	1,418.1	1,418.1	(165.0)	1,253.1
				1,660.4	(358.4)	1,302.0
2021-2022	3.0 - 6.7	CAD	1,061.4	1,061.4	(400.0)	661.4
2022-2023	2.5 - 8.8	USD	700.0	860.7	(128.9)	731.8
& beyond	0.2 - 0.3	CHF	600.0	809.1	---	809.1
	1.6 - 6.5	CAD	14,288.1	14,288.1	(2,665.0)	11,623.1
				15,957.9	(2,793.9)	13,164.0

Total Funded Debt	21,134.6	(4,412.3)	16,722.3

Add: CMHC Debentures (Interest rate: 0.9% - 11.0%; Maturity date: 2018 - 2030)	67.0	---	67.0

Add: Nursing Home Mortgages (Interest rate: 0.5% - 10.0%; Maturity date: 2018 - 2038)	444.2	---	444.2

Less: Debt Issued to the New Brunswick
Immigrant Investor Fund (2009) Ltd.	73.1	---	73.1
Funded Debt Before Sinking Fund	21,572.7	(4,412.3)	17,160.4
Less: Sinking Fund Equity	4,923.6	(505.1)	4,418.5
Funded Debt Net of Sinking Fund Equity	$16,649.1	$(3,907.2)	$12,741.9

2018	PROVINCE OF NEW BRUNSWICK	43

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

Pursuant to section 14 of the Provincial Loans Act, the Minister of Finance maintains a General Sinking Fund for the repayment of funded debt either at maturity or upon redemption in advance of maturity. At 31 March 2018, the equity of the General Sinking Fund accumulated for the repayment of Provincial Debt was $4,418.5 million ($4,212.7 million 2017). The market value of the General Sinking Fund is $4,947.1 million ($4,784.8 million 2017). The market value is based on quoted market prices in active markets. Where quoted prices in active markets are not available, valuation techniques based on observable inputs are used. Some of the assets of this Fund are bonds and debentures issued or guaranteed by the Province of New Brunswick. The provincial net book value of these investments at 31 March 2018 was $1,522.5 million ($1,645.2 million 2017).

The following table shows the components of the Sinking Fund:

	(millions)
	Consolidated Fund	NB Power	Total
Fund Equity, beginning of year	$4,212.7	$503.0	$4,715.7
Sinking Fund Earnings	189.8	10.6	200.4
Installments	166.0	44.4	210.4
Paid for Debt Retirement	(150.0)	(52.9)	(202.9)
Fund Equity, end of year	$4,418.5	$505.1	$4,923.6

Because government business enterprises are included in the reporting entity through modified equity accounting, long term debt issued directly by those enterprises is not included in the amount of Funded Debt Outstanding. Note 6 to these consolidated financial statements discloses the long term debt obligations of government business enterprises.

The following amounts, which are payable swap agreements, have been included in the preceding funded debt maturity schedule. They have been reflected in that schedule in the currency payable per each financial swap agreement.

	(millions)
Fiscal Year of Maturity	Amount Payable in Original Currency		Amount Payable Per Financial Swap Agreement		Canadian Dollar Equivalent
2018-2019	USD	750.0	CAD	734.0	$734.0
2020-2021	USD	50.0	CAD	48.9	48.9
2022-2023	USD	600.0	CAD	731.8	731.8
2028-2029	CHF	200.0	CAD	261.1	261.1
2031-2032	CHF	400.0	CAD	548.0	548.0
					$2,323.8

The swap agreements are interest rate and currency swap agreements.

44	PROVINCE OF NEW BRUNSWICK	2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

The CMHC Debenture principal repayment schedule is as follows:

Fiscal Year	(millions) Principal Repayment

2018-2019	$9.0
2019-2020	$9.3
2020-2021	$9.1
2021-2022	$8.4
2022-2023 and thereafter	$31.2

Nursing Home Mortgages

Fiscal Year	(millions) Principal Repayment
2018-2019	$27.8
2019-2020	$38.9
2020-2021	$31.1
2021-2022	$29.8
2022-2023 and thereafter	$316.6

The following estimated payments are required in each of the next five years to meet the sinking fund provisions of existing debt:

	(millions)
Fiscal Year	Tota Installments on Debt l	NB Power	Installments on Provincial Purpose Debt
2018-2019	$200.5	$(40.9)	$159.6
2019-2020	$198.9	$(39.9)	$159.0
2020-2021	$184.0	$(33.5)	$150.5
2021-2022	$168.3	$(31.9)	$136.4
2022-2023	$140.9	$(25.7)	$115.2

2018	PROVINCE OF NEW BRUNSWICK	45

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

NOTE 10
DEBT CHARGES

The total cost of interest, exchange, amortization and related expenses is $ 526.6 million ($543.5 million 2017), which consists of:

	(millions)
	2018	2017
Interest on Funded Debt	$826.4	$822.8
Interest on Short-Term Borrowing	11.2	9.1
Short-term Investment Income	(30.5)	(18.4)
Interest on Fredericton – Moncton Highway Capital Lease	36.3	38.7
Interest on Other Capital Leases	9.4	10.2
Foreign Exchange Expense	(6.0)	(5.8)
Amortization of Discounts and Premiums	7.6	7.2
Other Expenses	0.8	0.8
Interest Recovery for Debt Incurred for the	855.2	864.6
New Brunswick Power Corporation	(188.6)	(191.3)
Service of the Public Debt	666.6	673.3
Sinking Fund Earnings	(189.8)	(192.8)
	476.8	480.5
Pension Interest	21.8	38.2
Interest on Debt to Finance Student Loan Portfolio	6.6	5.0
Interest on CMHC Debentures	2.0	2.3
Interest on Nursing Home Debt	19.4	17.5
	$526.6	$543.5

46	PROVINCE OF NEW BRUNSWICK	2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

NOTE 11
RETIREMENT BENEFITS

a) Description

Employees of the Province and certain other entities, as well as members of the Legislative Assembly, are entitled to receive retirement benefits under a number of plans. The following is a summary of the funding and member benefits. Complete plan descriptions are contained in the specific plan documentation.

Defined Benefit Pension Plans

Eligible non-teaching employees of school districts participate in the Pension Plan for Management Employees of New Brunswick School Districts (Sch-Mgt), the Pension Plan for General Labour, Trades and Services Employees of New Brunswick School Districts (GLTS), or the Pension Plan for Full-Time CUPE 2745 Employees of New Brunswick School Districts (CUPE 2745). Each plan provides a basic pension benefit based on years of service and salary, along with capped annual inflation protection. Employees contribute up to 6.5% of earnings to the CUPE 2745 plan and up to 7.0% of earnings to the GLTS plan. There are no current contributors to the Sch-Mgt plan as it has been curtailed. The Province contributes an amount as determined by the actuary in order to fund the benefits. Pension trust funds, distinct from the Consolidated Fund, exist for each plan. The GLTS and CUPE 2745 trust funds invest in fixed income securities and equities. The Sch-Mgt trust fund invests in various fixed income, equity, inflation linked, and alternative investment pooled funds.

Provincial Court Judges receive pension benefits under the Provincial Court Act and the Provincial Court Judges’ Pension Act (Judge). The basic pension benefit is based on years of service and salary, along with capped annual inflation protection. Judges contribute 8.0% of earnings, and the Province contributes an amount as determined by the actuary to fund the benefits. A pension trust fund, distinct from the Consolidated Fund, exists to fund a portion of the benefits. The remaining portion of the benefits payable to the Judges is paid from the Consolidated Fund. The trust fund invests in various fixed income, equity, inflation linked, and alternative investment pooled funds.

Members of the Legislative Assembly previously earned pension benefits under the Members’ Superannuation Act and Members’ Pension Act (Member). These plans have been curtailed. The Plans provide a pension benefit based on salary and number of years of service as a Minister, and average indemnity and number of sessions served as an MLA plus additional supplementary allowances. There is no segregated pension trust fund for these plans. The Province pays benefits as they become due out of the Consolidated Fund.

Certain pension benefits relating to early retirement initiatives, enhanced provisions for Deputy Ministers and Ministers, and benefits on salary in excess of the maximum salary covered under the New Brunswick Public Service Pension Plan are provided for under the Supplementary Retirement Plan (SERP). The excess employer and employee contributions relating to the New Brunswick Public Service Pension Plan are deposited into a Retirement Compensation Arrangement, which was established in 2015 to receive contributions and pay benefits. As at 31 March, $23.3 million has been deposited into the account. Benefit payments are currently being paid out of the Consolidated Fund.

Certain eligible employees of nursing homes participate in either the Pension Plan for Management Employees’ of New Brunswick Nursing Homes (NH-Mgt) or the Pension Plan for Nursing and Paramedical Employees’ of New Brunswick Nursing Homes (NH-N&P). The Plans provide a pension benefit based on years of service and salary, along with capped annual inflation protection. Employees contribute 5.8% of earnings up to YMPE and 7.5% of earnings in excess of YMPE to the NH-Mgt plan, and 5.3% of earning up to YMPE and 7.0% of earnings in excess of YMPE to the NH- N&P plan. The nursing homes contribute an amount required, as determined by the actuary, to fund the benefits. Pension trust funds, distinct from the Consolidated Fund, exist for each plan. The trust funds invest in fixed income securities, equities, and alternative investments.

Certain eligible employees of nursing homes participate in the Pension Plan for General and Service Employees’ of New Brunswick Nursing Homes (NH-G&S). A future annual pension benefit accrues to employees as they provide service based on a percentage of salary, and is subject to capped inflation protection from the time it is earned. Employees contribute 6.5% of earnings up to YMPE and 9.03% of earnings in excess of YMPE toward current service,

2018	PROVINCE OF NEW BRUNSWICK	47

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

and the nursing homes are required to match this contribution. If special payments are required, regulations specify that they are to be shared equally by employees and employers, and that the amount cannot exceed 25% of the current service cost contribution. Additional amortization payments related to an unfunded liability that existed at 30 June 2008 are currently being paid by the employer. A pension trust fund, distinct from the Consolidated Fund, exists for the plan. The trust fund invests in fixed income securities, equities, and alternative investments.

Defined Contribution Pension Plans

Eligible part-time, seasonal and contract employees of the Province may participate in the Pension Plan for Part-Time and Seasonal Employees (Part-time). Employees may contribute 2.0%, 3.25%, or 4.5% of earnings. The Province matches the employee contribution, and has no further benefit obligation. The contributions, along with earnings, are attributed to separate member accounts which are used to fund the future retirement benefit.

Target Benefit Pension Plans

The Shared Risk Plan for CUPE Employees of New Brunswick Hospital (H-CUPE), Shared Risk Plan for Certain Bargaining Employees of New Brunswick Hospitals (H-CBE), New Brunswick Public Service Pension Plan (NBPSPP), and the New Brunswick Teachers’ Pension Plan (NBTPP) are target benefit pension plans providing pension benefits to employees of the Province and certain other entities.

Each plan is governed by a Board of Trustees to which the Province has appointed one-half of the members. Once appointed, the Province does not have the right to remove a trustee. The boards are fully responsible for the management of the plans, including investment of the assets and administration of the plan. Each plan has a funding policy which outlines actions the Board of Trustees must take in the event the plan is not fully funded based on actuarial valuations. The required actions and timing differ from plan to plan and include adjustment of ancillary benefits including CPI adjustments, adjustment of employer and employee contributions and adjustment of base pension benefits. The funding policy also prescribes the required actions when these plans return to a funded position. The Plans are jointly funded by employees and the Province. Contribution rates are prescribed by the pension plan Board of Trustees in accordance with the plan documents, which establish the maximum amounts by which the rates can be increased or decreased from the following contribution rates:

	Employee	Employer
NBPSPP	7.5% below YMPE, 10.7% above YMPE	12.5% (Includes temporary contribution of 1 .25%)
NBTPP H-CUPE	10.0% below YMPE, 11.7% above YMPE 9.0%	11.5% below YMPE, 13.2% above YMPE 10.1%
H-CBE	7.8%	7.8%

(YMPE – year’s maximum pensionable earnings)

A targeted pension benefit, based on a percentage of salary, accrues to employees as they provide service. Subject to the terms of the funding policy, the benefit may be adjusted for inflation from the time it is earned. Future benefits and benefits already earned may be adjusted by the plans’ boards of trustees, based on the funding status of each plan and in accordance with specified steps outlined in the funding policy.

The Province has guaranteed that retirement benefits for members of the NBPSPP will never be less than the base benefit level at the time of conversion. On conversion, the primary obligation for paying retirement benefits to the members of the former Public Service Superannuation Plan and the assets of this plan were transferred to the trustees of the NBPSPP. While the assets and primary obligation to pay benefits were transferred, should the NBPSPP Board of Trustees reduce benefits below base benefit level at conversion, the Province would have an obligation as a result of the guarantee. No guarantee has been provided to members of any other converted pension plan.

48	PROVINCE OF NEW BRUNSWICK	2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

Separate pension trust funds exist for each of the plans. The NBPSPP and NBTPP trust funds invest in various fixed income, equity, inflation linked, and alternative investment pooled funds. The H-CUPE and H-CBE trust fund investment policies allow for investment in fixed income securities, equities, real estate and infrastructure.

Retirement Allowance Plan

The Province provides other employee future benefits in the form of a lump sum payment to eligible bargaining and non-bargaining employees at retirement. The payment is based on years of service to a maximum of 25 years and salary at retirement. This is an unfunded program, with no segregated assets to pay benefits. Effective 1 April 2011, the program has been discontinued for new entrants to the non-bargaining group of employees. For management and non-union employees with a continuous service date before 1 April 2011, the accumulation of retirement allowance credits was discontinued as of 31 March 2013. Eligible employees were provided with the option of a payout in lieu of retirement allowance or to defer their retirement allowance until retirement based on accumulated credits as of 31 March 2013 and salary upon retirement. For certain bargaining groups, the accumulation of retirement allowance credits will be discontinued with effective dates ranging from 31 March 2016 to 31 March 2019, depending on the bargaining group. Eligible employees have been provided with the option of a payout in lieu of retirement allowance, with some bargaining groups allowing employees to voluntarily receive their payout in lieu before the date of discontinuance.

b) Net Retirement Benefit Liability

For the defined benefit pension plans, the Province is liable for any excess of accrued pension benefits over pension fund assets, with the exception of NH-G&S which is accounted for as a joint defined benefit plan. The Province records only its share which is assessed at 50%. The target benefit plans are governed by an Agreement and Declaration of Trust, which restricts access to the plan assets. The Province records the value of plan net assets as nil when the plans are in a net asset position. When the plans are in a net obligation position, the Province records a liability for its share (100% for the New Brunswick Public Service Pension Plan due to the pre-conversion base benefit guarantee, and 50% for the remaining three plans). Settlement of the obligation will occur in future periods as contributions maintain a fully funded plan status over time. For the defined contribution plan, the Province’s obligation is limited to the contribution required for the period. A liability would only be recorded if the Province had not paid the required annual contribution. For the Retirement Allowance Plan, the Province is liable for the accrued benefit obligation.

As at 31 March 2018, the value of accrued benefits for all defined benefit pension plans exceeded the value of plan assets resulting in an actuarial benefit liability of $505.1 million ($503.8 million 2017). The calculation of this liability includes estimates of future events and market values of assets which can be volatile. Actual results may differ from the estimates used, creating a need for future adjustments. These adjustments are amortized into expense over the estimated remaining service life of employees, due to their tentative nature and the fact that further adjustments are likely to occur in the future. Currently, unamortized adjustments total $(57.3) million ($(65.6) million 2017). A valuation adjustment of $12.2 million ($10.6 million 2017) has been recorded to reflect the portion of the adjusted benefit asset of individual plans that exceeds the expected future economic benefit. The net pension liability after considering unamortized adjustments and valuation allowance is $460.0 million ($448.8 million 2017). This net balance, which is included in the amount reported on the Consolidated Statement of Financial Position, reflects the accounting methodology of deferring and amortizing the adjustments. This balance does not represent the actuarial pension liability.

The Province accounts for the NH-G&S plan as a joint defined benefit plan, where only the Province’s portion of the net benefit liability is included in the amount reported on the Consolidated Financial Statement of Financial Position. The Province has also recorded an accrued benefit obligation for a schedule of amortization payments relating to an unfunded liability that existed as at 30 June 2008. Since the participating nursing homes and plan members share current service cost and special payments not related to the 30 June 2008 amortization schedule, the Province records 50% of the plan’s accrued benefit obligation, net of the present value of the amortization payments, and 50% of total plan assets. As at 31 March 2018, the Plan had an actuarial benefit liability of $49.1 million ($50.4 million 2017). Included in the amounts reported under defined benefit plans above is $30.0 million ($31.6 million 2017) for the Province’s share of the plan’s actuarial benefit liability, and $23.3 million ($24.1 million 2017) for the Province’s share of the plan’s net benefit liability after unamortized adjustments of $(6.7) million ($(7.5) million 2017).

2018	PROVINCE OF NEW BRUNSWICK	49

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

As at 31 March 2018, the value of the Province’s share of accrued benefits for all target benefit pension plans exceeded the value of the plan assets resulting in an actuarial benefit liability of $(27.7) million ($95.6 million 2017). The calculation of this liability includes estimates of future events and market values of assets which can be volatile. Actual results may differ from the estimates used, creating a need for future adjustments. These adjustments are amortized into expense over the estimated remaining service life of employees, due to their tentative nature and the fact that further adjustments are likely to occur in the future. Currently, unamortized adjustments total $(289.5) million ($(344.3) million 2017). A valuation adjustment of $544.6 million ($477.0 million 2017) has been recorded to reflect the portion of the adjusted benefit asset of individual plans that exceeds the expected future economic benefit. The net pension liability after considering unamortized adjustments and valuation allowance is $227.4 million ($228.3 million 2017). This net balance, which is included in the amount reported on the Consolidated Statement of Financial Position, reflects the accounting methodology of deferring and amortizing the adjustments. This balance does not represent the actuarial pension liability.

The value of accrued benefits in the Retirement Allowance Plan totals $399.5 million ($398.2 million 2017). The calculation of this liability includes estimates of future events which can be volatile. Actual results may differ from the estimates used, creating a need for future adjustments. These adjustments are amortized into expense over the estimated remaining service life of employees, due to their tentative nature and the fact that further adjustments are likely to occur in the future. Currently, unamortized adjustments total $8.0 million ($9.4 million 2017). The net benefit liability after considering unamortized adjustments is $407.5 million ($407.6 million 2017).

The estimate of the Province’s obligation for net pension and other employee future benefits is based on actuarial valuations for accounting purposes using the projected unit credit method, calculated as at the dates listed in Section d). This method estimates the present value of retirement benefits associated with the period of employee service to the valuation date. In the years that accounting valuations are not prepared, the obligation is calculated by an extrapolation from the previous valuation. These actuarial valuations were based on a number of assumptions about future events, such as rates of return on assets, wage and salary increases and employee turnover and mortality disclosed in sections d) and e). Pension assets are measured at fair value. The obligation and assets of H-CUPE, H-CBE and the non- teaching school district plans (Sch-Mgt, GLTS, CUPE 2745) have been measured at 31 December. All other plans are measured at 31 March.

50	PROVINCE OF NEW BRUNSWICK	2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

	2018											2017	2018	2017
				School	Nursing
			Hospital	District	Home				Part-				Retirement	Retirement
Accrued benefit obligation	NBPSPP	NBTPP	Plans	Plans	Plans	SERP	Judges	Member	Time	Ombud	Total	Total	Allowance	Allowance
beginning of year	$7,446.0	$2,589.6	$1,608.0	$560.7	$490.3	$303.7	$82.2	$62.6	$-	$-	$13,143.1	$12,638.4	$398.2	$464.3
Actuarial losses (gains)	$(40.2)	-	$(37.7)	$8.3	$(0.2)	$5.6	$0.4	$1.2	-	-	$(62.6)	$69.2	$3.5	$(2.1)
Benefits accrued	$179.8	$51.1	$66.3	$15.6	$20.7	$10.2	$3.9	-	-	-	$347.6	$331.2	$33.0	$32.9
Interest	$433.4	$153.9	$89.3	$32.3	$29.9	$10.0	$3.9	$2.0	-	-	$754.7	$736.8	$12.6	$13.6
Benefit payments	$(381.8)	$(144.4)	$(56.7)	$(25.9)	$(25.9)	$(14.5)	$(2.6)	$(3.3)	-	-	$(655.1)	$(632.5)	$(47.8)	$(110.5)
Accrued benefit obligation end of year	$7,637.2	$2,650.2	$1,669.2	$591.0	$514.8	$315.0	$87.8	$62.5	-	-	$13,527.7	$13,143.1	$399.5	$398.2

Plan assets beginning of yea	$7,385.9	$2,804.8	$1,357.2	$462.5	$469.8	$16.9	$46.6	-	-	-	$12,543.7	$11,744.1	-	-
Actuarial gains (losses)	$(62.2)	$(8.9)	$23.3	$4.0	$2.8	- - -	$(0.5)	-	-	-	$(41.5)	$287.5	-	-
Expected return on plan asset	$431.7	$167.6	$75.9	$26.2	$28.6	- - -	$2.8	-	-	-	$732.8	$698.6	-	-
Employer contributions	$147.7	$36.8	$39.5	$21.6	$16.0	$17.7	$1.9	-	-	-	$281.2	$259.7	-	-
Employee contributions	$97.3	$31.8	$38.8	$5.0	$9.3	$3.2	$0.6	-	-	-	$186.0	$183.0	-	-
Benefit payments	$(381.8)	$(144.4)	$(56.7)	$(25.9)	$(26.0)	$(14.5)	$(2.6)	-	-	-	$(651.9)	$(629.2)	-	-
Plan assets end of year	$7,618.6	$2,887.7	$1,478.0	$493.4	$500.5	$23.3	$48.8	-	-	-	$13,050.3	$12,543.7	-	-

Actuarial Benefit Liability	$18.6	$(237.5)	$191.2	$97.6	$14.3	$291.7	$39.0	$62.5	-	-	$477.4	$599.4	$399.5	$398.2

Unamortized Adjustments	$(286.3)	$(39.4)	$36.2	$(28.5)	$(3.2)	$(26.8)	$2.1	$(0.9)	-	-	$(346.8)	$(409.9)	$8.0	$9.4
Valuation Adjustment	$267.7	$276.9	-	-	$12.2	-	-	-	-	-	$556.8	$487.6	-	-
Net Benefit Liability	$-	$-	$227 . 4	$69.1	$23.3	$264.9	$41.1	$61.6	$-	$-	$687.4	$677.1	$407.5	$407.6

Expense

Employers’ share of benefits earned	$39.6	$56.1	$67.0	$10.6	$19.1	$6.7	$3.4	-	$2.2	$0.2	$204.9	$185.4	$33.0	$32.9
Net interest	$1.6	$(13.7)	$13.4	$6.1	$1.3	$10.0	$1.1	$2.0	-	-	$21.8	$38.2	$12.6	$13.6
Amortization of adjustments	$24.4	$2.6	$(2.4)	$13.1	$0.9	$2.7	$0.6	$(0.1)	-	-	$41.8	$52.8	$2.1	$1.9
Change in valuation adjustment	$39.1	$28.5	-	-	$1.6	-	-	-	-	-	$69.2	$59.1	-	-
Total retirement benefit expense	$104.7	$73.5	$78.0	$29.9	$22.9	$19.4	$5.1	$1.9	$2.2	$0.2	$337.7	$335.5	$47.7	$48.4

2018	PROVINCE OF NEW BRUNSWICK	51

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

The defined benefit pension plans and target benefit pension plans have a combined actuarial pension liability of $687.4 million ($677.1 million 2017). This total includes plans that have assets in excess of the accrued benefit obligation. The plans with assets in excess of accrued benefit obligations have assets totaling $2,887.7 million ($3,038.6 million 2017) and an accrued benefit obligation totaling $2,650.2 million ($2,812.3 million 2017), resulting in net actuarial pension liability of $(237.5) million ($(226.3) million 2017).

The pension fund one-year rate of return as at 31 March 2018 for Judge is 5.88% (8.79% 2017), NH-Mgt 6.52% (11.62% 2017), NH-N&P 6.65% (11.72% 2017), NH-G&S 6.80% (11.84% 2017), NBPSPP is 5.21% (8.57% 2017), and NBTPP 5.74% (9.07% 2017).

The one-year rate of return as at 31 December 2017 for Sch-Mgt is 8.23% (7.21% 2016), GLTS 7.30% (11.70% 2016), CUPE 2745 6.75% (12.10% 2016), H-CUPE 8.90% (8.20% 2016) and H-CBE 8.80% (6.45% 2016).

As at 31 March 2018, NBPSPP, NBTPP, Sch-Mgt and Judge plans held a total of $63.3 million ($71.6 million 2017) in securities issued or guaranteed by the Province.

As at 31 December 2017, H-CUPE, H-CBE, GLTS and CUPE 2745 plans held a total of $24.3 million ($26.2 million 2016) in securities issued or guaranteed by the Province.

c) Actuarial Assumptions

Calculation of the Province’s pension and other employee future benefit obligations and related expense is based on long term actuarial assumptions. Salary increase assumptions have been refined to include the short term.

The table below discloses the assumptions used in the actuarial valuations.

Plan	Date of Latest Actuarial Valuation	Discount Rate and Expected Rate of Return (%)	Inflation (%)	Rate of Pension Escalation after Retirement (%)	Annual Wage and Salary Increase (%) *
					Short-Term	Long-Term
NBPSPP	01 Jan 2017	5.90	2.25	1.85	1.50	2.75
NBTPP	31 Aug 2016	6.05	2.25	1.69	1.50	2.75
H-CBE	31 Dec 2016	5.80	2.25	1.82	1.50	3.00
H-CUPE	31 Dec 2016	5.45	2.25	2.01	1.50	2.75
GLTS	01 Jan 2015	5.65	2.25	2.00	1.50	2.75
CUPE 2745	01 Jan 2015	5.65	2.25	2.00	4.00-5.00	2.75
Sch-Mgt	01 Jan 2017	4.83	2.25	1.95	1.50	2.75
NH-G&S	31 Dec 2016	6.10	2.25	2.00	1.50	2.75
NH-N&P	31 Dec 2016	6.10	2.25	2.25	1.50	2.75
NH-Mgt	31 Dec 2016	6.10	2.25	2.25	1.50	2.75
SERP	01 Jan 2017	3.19	1.70	1.40	1.50	2.20
Judge	01 Apr 2016	6.05	2.25	2.15 to 2.20	3.50	3.50
Member	31 Mar 2015	3.19	1.70	1.40	n/a	n/a
Retirement Allowance	31 Mar 2015	3.19	1.70	n/a	1.50	2.20-2.45

* excludes promotional scale

These assumptions, which are based on management’s best estimate, have been used to determine the amount of the Province’s obligation for pension and other employee future benefits outstanding and the value of benefits earned by employees during the fiscal year. Different assumptions have been used to determine the appropriate level of employee and employer contributions needed to fund the estimated cost of the plans.

52	PROVINCE OF NEW BRUNSWICK	2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

d) Member Data

The following table lists data about the members of each plan.

Plan	Estimated Average Remaining Service Life (Years)	Number of Active Contributors	Number of Pensioners	Average Annual Salary of Contributors	Average Annual Pension
NBPSPP	15	17,694	15,675	$68,556	$20,828
NBTPP	16	8,121	9,052	$75,400	$29,000
H-CBE	15	8,485	2,787	$66,537	$19,005
H-CUPE	12	8,065	3,675	$40,462	$10,035
GLTS	8	2,154	1,726	$34,621	$11,466
CUPE 2745	10	1,034	508	$33,222	$8,091
Sch – Mgt	---	---	104	n/a	$12,664
NH-G&S	13	4,472	2,301	$33,919	$6,508
NH-N&P	9	546	338	$57,949	$10,514
NH-Mgt	7	211	229	$74,000	$12,500
SERP	13	395	3,194	$83,091	$4,493
Judge	6	29	31	$250,793	$53,059
Member
Member	---	---	89	n/a	$27,362
Minister	---	---	50	n/a	$6,208

The Members’ Pension Plan provides for a benefit based on years of service and salary as a Member and a benefit based on years of service and salary as a Minister. All Ministers are also included as a Member.

The average annual salary of contributors under the SERP relates to the amount in excess of the maximum salary covered under the NBPSPP.

NOTE 12
SICK LEAVE LIABILITY

The Province of New Brunswick’s employees working full-time and part-time hours in government departments and agencies, school districts and other agencies receive sick leave that is earned at varying amounts per group. Unused hours can be carried forward for future paid leave, up to predetermined maximum amounts. This is an unfunded program with no specific assets segregated to meet the obligations when they come due. Actuarial estimates for this future liability have been completed and form the basis for the estimated liability reported in these consolidated financial statements. The latest actuarial valuation was calculated as at 31 March 2018 for government departments and agencies and school district employees. The latest actuarial valuations were completed between 1 January 2017 and 31 March 2018 for employees of other agencies. The sick leave liability for nursing homes has been estimated using summarized data of nursing home employees, and experience of employees in the Province’s health care sector.

For the year ended 31 March 2018, the total expense related to sick leave benefits was $32.5 million ($28.4 million 2017).

Significant economic and demographic assumptions used in the actuarial valuations are:

Discount Rate	Equal to the Province’s long term borrowing rate of 3.19% as at 31 March 2018, and 3.25% as at 31 March 2017.

Expected Average Remaining Service
Lifetime (Years):	7.9 to 14.0
	Short term	Long term
	1.5%	2.2 % to 3.5%

2018	PROVINCE OF NEW BRUNSWICK	53

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

The following table presents the liability at 31 March:

	(millions) 2018					2017
Accrued benefit obligation	Government Departments and Agencies	School Districts	Nursing Homes	Other Agencies	Total	Total
beginning of year	$51.3	$74.5	$20.2	$104.7	$250.7	$233.7
Actuarial losses	2.0	13.4	0.2	1.9	17.5	18.4
Benefits accrued	5.1	6.3	1.8	10.9	24.1	21.8
Interest	1.6	2.4	0.6	3.3	7.9	7.5
Benefit payments	(6.9)	(8.4)	(3.5)	(14.2)	(33.0)	(30.7)

Accrued benefit obligation end of year	53.1	88.2	19.3	106.6	267.2	250.7

Unamortized adjustments
Opening balance	8.2	(10.7)	(1.5)	(0.6)	(4.6)	14.7
New adjustments	(2.0)	(13.4)	(0.2)	(1.9)	(17.5)	(18.4)
Amortization	(0.6)	0.8	0.2	0.1	0.5	(0.9)

Unamortized Adjustments ending balance	5.6	(23.3)	(1.5)	(2.4)	(21.6)	(4.6)

Total Benefit Liability	$58.7	$64.9	$17.8	$104.2	$245.6	$246.1

Government Departments and Agencies include Opportunities New Brunswick and Service New Brunswick. Other agencies include Collège communautaire du Nouveau-Brunswick, EM/ANB Inc., Financial and Consumer Services Commission, Horizon Health Network, New Brunswick Community College, New Brunswick Legal Aid Services Commission, New Brunswick Research and Productivity Council, Recycle New Brunswick and Vitalité Health Network.

NOTE 13 GUARANTEES, LIABILITIES FOR CONTAMINATED SITES AND CONTINGENCIES

a) Guarantees

Loan Guarantees

The Province has guaranteed certain debt of entities external to the Provincial Reporting Entity under the authority of various statutes. Guarantees issued under the Agriculture Development Act, Opportunities New Brunswick Act, Livestock Incentives Act and the Regional Development Corporation Act are issued to facilitate the establishment, development or maintenance of industry in a variety of areas. Loans guaranteed under these acts have guarantee fees ranging from 0% to 1.5%, maturity dates ranging from 2010 to 2031, and security pledged by the loan recipient includes accounts receivable, inventory, other assets, general security agreements, shareholder loan postponements, and personal and corporate guarantees.

At 31 March 2018, the total contingent liability in respect of these guarantees was $36.6 million ($51.4 million 2017), of which the Province has recognized $13.4 million as a liability on the consolidated statement of financial position ($21.0 million 2017).

54	PROVINCE OF NEW BRUNSWICK	2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

	(millions)
	Authorized Limit	Principal Guaranteed	Allowance for Loss (Schedule 8)
Agricultural Development Act	$1.7	$1.7	$1.6
Opportunities New Brunswick Act	$36.7	34.5	11.8
Livestock Incentives Act	$0.2	0.1	---
Regional Development Corporation Act	$0.8	0.3	---
		$36.6	$13.4

Other Guarantees

The New Brunswick Municipal Finance Corporation (NBMFC) is included in the Province’s reporting entity as described in Schedule 30. The Province guarantees the payment of principal and interest of any borrowing by NBMFC. In the event of a defaulted payment, the Province shall recover such amounts from the defaulting municipality or from the defaulting municipality that has guaranteed the payment due to the Corporation from the defaulting municipal enterprise. As of 31 December 2017, total debenture debt outstanding was $883.1 million ($862.7 million 2016).

The New Brunswick Credit Union Deposit Insurance Corporation (NBCUDIC) provides deposit insurance to members of credit unions in New Brunswick to a maximum of $250,000 for each member. NBCUDIC is included in the Province’s reporting entity as described in Schedule 30. As of 31 December 2017, deposits of the credit unions totalled $960.0 million ($920.0 million 2016). In addition, NBCUDIC has guaranteed specific losses up to $2.0 million.

One nursing home has guaranteed the debt of a related party. As at 31 March 2017, the guarantee totalled $0.9 million ($1.2 million 2016).

b) Contaminated Sites

The Province recognizes a liability for the remediation of a contaminated site when the Province is responsible for remediation of the site and the cost of remediation can be reasonably estimated. In 2018, a liability of $43.4 million ($42.9 million 2017) has been accrued for the remediation of contaminated sites. This liability includes the net present value of $0.9 million of remediation costs to be incurred over the next five years. The net present value was calculated using a discount rate equal to the Province’s five-year borrowing rate of 2.64% as at 31 March 2018. The liability is based on management’s best estimate of the cost of remediation, using environmental assessment information available as at 31 March 2018. No liability has been recognized in relation to sites in which the Province does not expect to give up any future economic benefit, or where there is no basis for a reasonable estimate of the cost of remediation. The estimated liability will be updated in future periods as new information becomes available.

The liability for contaminated sites is recognized in the consolidated statement of financial position under accounts payable and accrued expenses.

2018	PROVINCE OF NEW BRUNSWICK	55

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

The following table discloses the total liability by nature and source:

				(millions)
Types of Sites	Nature of Contaminate	Source of Contamination	Number of Sites	Liability	Estimated Recovery
Office/ Commercial/ Industrial	Metals, petroleum hydrocarbons, polyaromatic hydrocarbons, BTEX, etc.	Activities associated with the operations of the office, commercial or industrial facility could result in contamination from fuel storage or handling, waste sites, use of metal-based paint, etc. Sites often have multiple sources of contamination.	18	$ 5.7	$ ---
Mineral Exploration Sites	Heavy metals, petroleum hydrocarbons, etc.	Mining activities; activities associated with mine operations e.g., fuel storage tanks, fuel handling, waste sites, etc. Sites often have multiple sources of contamination.	3	36.4	---
Fuel Related Practices	Petroleum hydrocarbons, polyaromatic hydrocarbons, BTEX, etc.	Activities associated with fuel storage and handling, e.g., aboveground storage tanks, underground storage tanks, fuel handling areas, pipelines, fueling stations, etc.	54	1.3	---
TOTAL			75	$43.4	$ ---

An additional environmental liability of $13.0 million has been accrued by the New Brunswick Power Corporation. The liability is included in the investment balance of the New Brunswick Power Corporation.

c) Contingencies

Insurance

The Province does not carry general liability insurance or property insurance on its assets except in a few limited instances. Any successful liability claims against the Province and any replacement of lost or damaged property are charged to expense in the year of settlement or replacement.

Legal Actions

The Province of New Brunswick is involved in various legal proceedings arising from government activities. Amounts totalling $25.5 million ($27.9 million 2017) have been accrued in these consolidated financial statements which represents management’s best estimate of the likely losses due to legal actions. The Province of New Brunswick is also involved in various legal actions, some of which may be significant, the outcome of which is not determinable.

The New Brunswick Credit Union Deposit Insurance Corporation is involved in a legal action. Management estimates that contingent gains are likely to accrue to the Province but these cannot be reasonably estimated.

56	PROVINCE OF NEW BRUNSWICK	2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

NOTE 14 COMMITMENTS

a) Operating Leases

The total future minimum payments under various operating lease agreements, including those of government business enterprises for the rental of space and equipment, amounts to $362.8 million ($354.6 million 2017). Minimum annual lease payments in each of the next five years are as follows:

Fiscal Year	(millions)
2018-2019	$79.6
2019-2020	$65.7
2020-2021	$48.8
2021-2022	$38.7
2022-2023	$32.9

b) New Brunswick Lotteries and Gaming Corporation

In August 2013, the Atlantic Lottery Corporation communicated to New Brunswick Lotteries and Gaming Corporation that a pension deficit would be recovered from shareholders through withholdings of profit distributions beginning in September 2013 and ending in 2019. As of 31 March 2018, the impact on future profit distributions for New Brunswick Lotteries and Gaming Corporation is a decrease of $3.7 million in aggregate.

c) Contractual Obligations

Contractual obligations represent a legal obligation of the Province to others and will become liabilities in the future when the terms of the contract are met.

The nature of the Province’s activities results in significant multi-year contracts and obligations. The Province currently has outstanding contractual commitments of $4,736.3 million. Significant commitments and agreements are as follows:

(millions)
Departments	$2,570.6
Other Government Entities	$1,863.7
Government Business Enterprises	$302.0

2018	PROVINCE OF NEW BRUNSWICK	57

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

Significant commitments and agreements include:

Departments

	(millions)
	2019	2020	2021	2022	2023+	Totals
Agriculture, Aquaculture & Fisheries
Various agreements under Agriculture, Aquaculture & Fisheries	$7.10	$6.80	$6.80	$6.80	$6.80	$34.30
Education and Early Childhood Development
Other Educational Operating Services	10.1	5.1	1.8	0.9	0.7	18.6
Animal Control Services for Local
Service Districts	0.6	0.4	-	-	-	1
Financial Assistance	3.5	8.9	10.4	-	-	22.8
Energy and Resource Development
Various agreements under Energy and Resource Development	4.5	5.6	6.8	6.8	-	23.7
Health
Various Health Care Services	24.6	7.2	2.9	1.1	-	35.8
Justice and Public Safety
Public Police Service Agreement (PPSA)	91	85.8	85.8	85.8	85.8	434.2
Post-Secondary Education Training and Labour
Maritime Provinces Higher Education Commission Agreements	246.4	249.5	246.8	25.3	-	768
Employment and Continuous Learning
Services - Various	12.1	-	-	-	-	12.1
Social Development		-	-	-	-
Home Support Services	63.8	-	-	-	-	63.8
Group Homes	12.9	-	-	-	-	12.9
Vision Services	1.2	-	-	-	-	1.2
Adult Developmental Activities,
Programs & Training	1.3	1.3	1.3	-	-	3.9
Nursing Home Services	26	32	45.8	38.7	536.1	678.6
Tourism, Heritage and Culture
Tourism, Heritage and Culture
Advertising, Publication, Software and Web Service Contracts	10.1	6.7	-	-	-	16.8
Transportation and Infrastructure
Various Capital Projects	156.9	46.1	22.1	11.2	4	240.3
Fundy Islands Ferry Services Project	19.9	20.4	20.9	21.4	115.1	197.7
Operations Agreement
Permanent Bridges and Highways	51.1	-	-	-	-	51.1
Subtotal	743.1	475.8	451.4	198	748.5	2,616.80
Capital Contributions from Outside Sources	30.8	3.8	3.8	3.9	3.9	46.2
Total	$712.30	$472.00	$447.60	$194.10	$744.60	$2,570.60

58	PROVINCE OF NEW BRUNSWICK	2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

	(millions)
	2019	2020	2021	2022	2023+	Totals
EM/ANB Inc.
Management of Ambulance Services through NB EMS	$34.0	$34.0	$34.0	$34.0	$172.1	$308.1
New Brunswick Highway Corporation
Maintenance and Rehabilitation of the Fredericton to Moncton Highway	11.5	11.5	11.5	11.5	66.4	112.41
Maintenance and Rehabilitation of the Trans-Canada Highway from the Quebec border to Longs Creek	24.1	24.6	25.2	25.7	330.9	430.5
Maintenance and Rehabilitation of the Route 1 Gateway	22.6	23.1	23.6	24.2	547.0	640.5
Nursing Homes
Construction Contract	9.2	-	-	-	-	9.2
Opportunities NB
Financial Assistance	24.5	14.2	11.8	7.4	0.3	58.2
Regional Development Corporation
Canada - New Brunswick Agreements	211.4	38.5	23.5	10.1	12.5	296.0
Regional and Community Development Initiative	48.6	18.1	10.8	0.9	---	78.4
Service New Brunswick
Technology agreements	7.3	9.7	9.9	9.9	0.8	37.6
Horizon Health Network
Services Support for Diagnostic Imaging Equipment	9.4	2.1	1.3	1.1	0.9	14.8
Sub Total	402.6	175.8	15.6	124.8	1,130.9	1,985.7
Capital Contributions from Outside Sources	122.0	---	---	---	---	122.0
Total	$280.6	$175.8	$151.6	$124.8	$1,130.9	$1,863.7

Government Business Enterprises
NB Power
Fuel Contracts	$114.0	$77.0	$57.0	$---	$---	$248.0
Committed Capital	48.0	5.0	1.0	---	---	54.0
Total	$162.0	$82.0	$58.0	$---	$---	$302.0

1As part of this 30-year agreement, the parties established a 20-year fixed price for operations, management and maintenance, which ended on 22 January 2018. At 31 March 2018, negotiations were ongoing to determine a fixed price for the remaining 10 years of the agreement. Until a new fixed price has been established, the fixed price for the final year (2017) remains in effect. The financial impact of these negotiations was not determinable at 31 March 2018.

The New Brunswick Power Corporation has also entered into various agreements related to the purchase and transmission of electricity.

2018	PROVINCE OF NEW BRUNSWICK	59

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

NOTE 15
SEGMENT REPORTING

Note 15 is intended to provide supplementary information on the Province’s revenue and expenses by segment. The segments have been defined based on the accountability and control relationships between the Government and the various organizations within the reporting entity. Although the government controls all the entities included, there are varying levels of accountability. The segments are defined as: Government Departments and Some Agencies; Regional Health Authorities; and Other Consolidated Entities. An Interaccount Eliminations column is added to eliminate double counting between columns and to reconcile to the Consolidated Statement of Operations. The extent of these items was $(14.8) million in 2018 (($29.9) million 2017). Eliminations between the Province and entities impact asset and liability accounts with respect to tangible capital assets and deferred contributions from the Province. Transactions between segments are recorded at cost.

The Government Departments and Some Agencies segment represents the group most directly accountable to Treasury Board and Cabinet. The segment includes all line departments such as Health, Education and Early Childhood Development and Transportation and Infrastructure as well as the following agencies: Arts Development Trust Fund, Atlantic Education International Inc., Economic and Social Inclusion Corporation, Environmental Trust Fund, New Brunswick Agricultural Insurance Commission, New Brunswick Highway Corporation, New Brunswick Housing Corporation, New Brunswick Lotteries and Gaming Corporation, Premier’s Council on Disabilities, Regional Development Corporation, and Sport Development Trust Fund.

The Regional Health Authorities (RHA’s) are disclosed separately due to the magnitude of their operations and the fact they are somewhat removed from day to day control of Treasury Board and Cabinet.

Other Consolidated Entities are also somewhat removed and independent with respect to day to day operations yet still controlled by government under the Public Sector Accounting Board’s criteria for control. The organizations included in this segment are: New Brunswick Liquor Corporation, New Brunswick Municipal Finance Corporation, and New Brunswick Power Corporation. Also included with other agencies are the following entities which are consolidated in the Province’s financial statements: Collège communautaire du Nouveau-Brunswick, EM/ANB Inc., Financial and Consumer Services Commission, Forest Protection Limited, Kings Landing Corporation, New Brunswick Community College, New Brunswick Credit Union Deposit Insurance Corporation, New Brunswick Energy and Utilities Board, New Brunswick Health Council, New Brunswick Immigrant Investor Fund (2009) Ltd., New Brunswick Legal Aid Services Commission, New Brunswick Research and Productivity Council, Opportunities New Brunswick, Provincial Holdings Ltd., Recycle New Brunswick, Service New Brunswick and not-for-profit nursing homes operating in New Brunswick.

60	PROVINCE OF NEW BRUNSWICK	2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2018

	(millions)
	Government Departments and Some Agencies		Regional Health Authorities		Other Consolidated Entities		Interaccount Eliminations		Consolidated Total 2018
	2018	2017	2018	2017	2018	2017	2018	2017	2018	2017
Revenue
Tax Revenue	$4,586.3	$4,291.3	$---	$---	$---	$---	$---	$---	$4,586.3	$4,291.3
Non Tax Revenue	947.4	938.0	121.1	123.8	248.1	217.9	---	---	1,316.6	1,279.7
Government Business Enterprises	---	---	---	---	197.0	201.0	---	---	197.0	201.0
Transfers Between Entities	5.0	5.4	1,819.0	1,767.1	854.1	821.7	(2,678.1)	(2,594.2)	---	---
Conditional Federal Grants	397.7	364.7	23.6	23.0	---	---	---	---	421.3	387.7
Unconditional Federal Grants	2,817.8	2,742.5	---	---	---	---	---	---	2,817.8	2,742.5
	8,754.2	8,341.9	1,963.7	1,913.9	1,299.2	1,240.6	(2,678.1)	(2,594.2)	9,339.0	8,902.2
Expenses Employee Benefits	1,970.0	2,031.6	1,423.0	1,363.1	663.9	591.6	(23.4)	(92.2)	4,033.5	3,894.1
Other Services	1,425.4	1,408.1	107.0	103.1	159.8	155.7	(64.4)	(51.1)	1,627.8	1,615.8
Materials and Supplies	219.2	201.3	367.2	354.6	53.1	43.5	(2.4)	(3.0)	637.1	596.4
Property and Equipment	47.2	15.3	---	---	22.6	29.0	(60.1)	(35.5)	9.7	8.8
Grants and Subsidies	1,710.5	1,658.2	---	---	21.9	20.1	---	---	1,732.4	1,678.3
Transfers Between Entities	2,513.0	2,382.5	---	---	---	---	(2,513.0)	(2,382.5)	---	---
Debt and Other Charges	714.8	731.5	7.2	7.1	36.0	23.7	---	---	758.0	762.3
Amortization	380.4	362.9	63.5	65.3	29.6	35.3	---	---	473.5	463.5
	8,980.5	8,791.4	1,967.9	1,893.2	986.9	898.9	(2,663.3)	(2,564.3)	9,272.0	9,019.2
Surplus (Deficit)	$(226.3)	$(449.5)	$(4.2)	$20.7	$312.3	$341.7	$(14.8)	$(29.9)	$67.0	$(117.0)

2018	PROVINCE OF NEW BRUNSWICK	61

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018
NOTE 16
CONTRACTUAL RIGHTS

The nature of the government’s activities results in significant multi-year contracts and rights. The Province currently has outstanding contractual rights of $1,853.2 million. Significant agreements are as follows:

(millions)
Departments	$1,063.4
Other Government Entities	$789.8

Significant contracts and agreements include:

Departments

	(millions)
	2019	2020	2021	2022	2023+	Totals
Agriculture, Aquaculture & Fisheries
Growing Forward 2	$3.8	$3.8	$3.8	$3.8	$3.8	$19.0
Education and Early Childhood Development
Canada-New Brunswick Early Learning and Childcare Agreement	13.6	10.7	-	-	-	24.3
Native Students Agreement	6.9	6.9	-	-	-	13.8
Non-Resident Students Agreement	0.7	0.7	-	-	-	1.4
Health					-
Health Canada Home Care and Mental Health Initiatives	17.6	22.8	25.9	31.1	-	97.4
Various Agreements	0.1	-	-	-	-	0.1
Justice & Public Safety					-
Firearms Act	0.9	0.9	0.9	-	-	2.7
Legal Aid in Criminal Law, Youth					-
Criminal Justice Act and Immigration and Refugee Matters	2.6	2.6	2.8	2.7	-	10.7
Various Agreements	2.0	1.8	1.7	1.0	1.0	7.5
Post Secondary Education, Training and Labour
Canada-New Brunswick Labour Market Development Agreement	107.1	107.9	111.6	114.5	114.5	555.6
Canada-New Brunswick Workforce Development Agreement	18.2	18.9	19.1	19.1	19.1	94.4
Various Agreements	0.1	-	-	-	-	0.1
Tourism, Heritage and Culture
Bilateral Agreement	0.3	-	-	-	-	0.3
Transportation & Infrastructure
Provincial Territorial Infrastructure Component Agreement	41.7	49.5	54.8	70.4	16.2	232.61
Various Agreements	3.5	-	-	-	-	3.5
Total	$219.1	$226.5	$220.6	$242.6	$154.6	$1,063.4

1 The Provincial Territorial Infrastructure Component Agreement is claim based. The maximum amount of eligible future costs that could be claimed through this agreement is $232.6 million.

62	PROVINCE OF NEW BRUNSWICK	2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

Through the department of Health, the Province is party to several agreements which entitle the Province to rebates based on the volume of eligible goods purchased.

Through the departments of Agriculture, Aquaculture and Fisheries and Energy and Resource Development, the Province is party to numerous crown land lease and right of way agreements, which entitle the Province to revenue over the term of the agreements.

The department of Energy and Resource Development is also entitled to royalty revenue, the most significant of which is timber royalty revenue, which is based on m3 of wood harvested, and varies according to the species and product being harvested.

Other Government Entities

	(millions)
	2019	2020	2021	2022	2023+	Totals
Regional Development Corporation
Federal Provincial Agreements	$145.60	$78.80	$74.3	$74.3	$418.00	$789.0
Other	0.1	0.1	0.1	0.1	0.4	0.8
Total	$145.7	$78.9	$74.4	$72.4	$418.4	$789.8

1 The Federal Provincial Agreements includes claim based agreements. The maximum amount of eligible future costs that could be claimed through these agreements is $732.4 million.

2018	PROVINCE OF NEW BRUNSWICK	63

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

NOTE 17       TRUST FUNDS

The Province is trustee for various trust funds outside the Provincial Reporting Entity.

The following is a summary of the trust fund equities calculated using the method indicated below to value investment assets:

	(millions)
Cost Method:	2018	2017
Margaret R. Lynds Bequest	$0.10	$0.10
Mental Health Trust Fund	1.5	1.4
Viscount Bennett Bequest	0.2	0.2
Training Completions Fund	5.7	5.4
	$7.50	$7.10

Market Value Method:
Judges' Superannuation Fund	$48.50	$45.30
Office of the Public Trustee Trust Fund	12.2	8.4
Pension Plan for the Management Employees of New Brunswick School Districts	4.8	5.7
Pension Plan for General Labour, Trades and Services Employees of New Brunswick School Districts	381.4	367.5
Pension Plan for Full-Time CUPE 2745 Employees of New Brunswick School Districts	93.4	89.3
	$540.30	$516.20

The Margaret R. Lynds Bequest awards three annual scholarships of equal value to students pursuing the study of communications at specified universities. The Mental Health Trust Fund is used to pay for psychoanalysis treatment of deserving New Brunswick residents. The income from the Viscount Bennett Bequest is used to develop the Province's historic resources. The Training Completions Fund is used to protect students from risk of financial loss resulting from the unexpected closure of a Private Occupational Training Organization. The Public Trustee of New Brunswick protects the financial and personal interests of the elderly, the mentally challenged, children, missing or deceased persons, when there is no one else able and willing to do so.

64	PROVINCE OF NEW BRUNSWICK	2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

NOTE 18 PRIOR PERIOD ADJUSTMENT

Restatement to Net Debt and Accumulated Deficit

As a result of a change in accounting policy, effective 1 April 2017, the financial results of the New Brunswick Research and Productivity Council are now included in these consolidated financial statements using the full consolidation method. The change resulted in a restatement of 31 March 2017 financial results as follows: an increase of $11.4 million in financial assets, $7.1 million in non-financial assets, $4.6 million in liabilities, $12.0 million in revenue and $10.1 million in expenses. The tables below summarize the impact of the change on the opening 2017 and 2018 net debt and accumulated deficit figures.

RESTATED NET DEBT - BEGINNING OF YEAR

	(millions)
	2018 Actual	2017 Actual
NET DEBT - BEGINNING OF YEAR
As Previously Published	$(13,827.0)	$(13,659.6)
Consolidation Adjustment	6.8	8.2
RESTATED NET DEBT - BEGINNING OF YEAR	$(13,820.2)	$(13,651.4)

RESTATED ACCUMULATED DEFICIT - BEGINNING OF YEAR

	(millions)
	2018 Actual	2017 Actual
ACCUMULATED DEFICIT - BEGINNING OF YEAR
As Previously Published	$(4,728.6)	$(4,702.1)
Consolidation Adjustment	13.9	12.0
RESTATED ACCUMULATED DEFICIT - BEGINNING OF YEAR	$(4,714.7)	$(4,690.1)

NOTE 19    COMPARATIVE FIGURES

Certain of the 2017 figures have been reclassified to conform with the presentation adopted for 2018.

2018	PROVINCE OF NEW BRUNSWICK	65

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

	(millions)
SCHEDULE 1 CASH AND SHORT TERM INVESTMENTS	2018	2017
Cash	$2,020.1	$1,675.4
Short Term Investments	950.0	1,059.2
	$2,970.1	$2,734.6

SCHEDULE 2 RECEIVABLES AND ADVANCES
Accounts Receivable
General Receivables of Government Departments	$269.1	$227.2
General Receivables of Government Entities	61.2	52.1
	330.3	279.3
Less: Allowance for Doubtful Accounts	107.2	104.3
	223.1	175.0
Due from Federal Government
Central Government Services	92.4	95.6
Economic Development	46.4	4.9
Education	34.0	8.1
Harmonized Sales Tax Rebate	26.2	42.6
Transportation	7.2	13.6
Health	0.2	0.2
Other	2.8	2.7
	209.2	167.7
Guarantee Payouts	126.7	125.9
Less: Allowance for Doubtful Accounts	125.9	125.1
	0.8	0.8
Advances
Working Capital Advances	7.3	7.3
Other	6.7	4.9
	14.0	12.2
Less: Allowance for Doubtful Accounts	4.2	4.2
	9.8	8.0
Interest Receivable
Student Loans	25.5	22.8
Fisheries and Aquaculture Development Act	6.5	6.7
Opportunities New Brunswick Act	3.7	4.0
Agricultural Development Act	0.4	0.3
Other	20.2	20.1
	56.3	53.9
Less: Allowance for Doubtful Accounts	43.3	42.2
	13.0	11.7
	$455.9	$363.2

66	PROVINCE OF NEW BRUNSWICK	2018

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

	(millions)
SCHEDULE 3 TAXES RECEIVABLE	2018	2017
Real Property Tax	$1,181.8	$1,156.3
Gasoline and Motive Fuels Tax	25.0	26.2
Royalties and Stumpage on Timber	23.0	32.4
Tobacco Tax	12.6	14.9
Metallic Minerals Tax	0.9	0.5
Other	6.5	4.1
	1,249.8	1,234.4
Less: Allowance for Doubtful Accounts	32.0	33.9
	$1,217.8	$1,200.5

SCHEDULE 4 INVENTORIES FOR RESALE
Inventories for Resale
Properties Held for Sale	$0.3	$0.3

2018	PROVINCE OF NEW BRUNSWICK	67

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

	(millions)
	2018			2017
	Amount	Valuation Allowance	Net	Amount	Valuation Allowance	Net
SCHEDULE 5 LOANS
Loans to Students	$498.7	$114.2	$384.5	$475.7	$108.4	$367.3
Opportunities New Brunswick Act	231.8	124.0	107.8	249.6	112.7	136.9
New Brunswick Housing Act	75.1	8.3	66.8	85.9	7.2	78.7
Agricultural Development Act	8.4	3.1	5.3	11.6	3.2	8.4
Fundy Trail Endowment Fund	4.7	-	4.7	4.5	-	4.5
Fisheries and Aquaculture Development Act	24.4	20.3	4.1	31.3	22.3	9.0
Unsatisfied Judgements	9.4	9.4	-	9.4	9.4	-
La Fondation du quotidien francophone	4.0	4.0	-	4.0	4.0	-
Other Loans	9.1	4.9	4.2	7.9	6.4	1.5
	$865.6	$288.2	$577.4	$879.9	$273.6	$606.3

68	PROVINCE OF NEW BRUNSWICK	2018

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

	(millions)
SCHEDULE 6 INVESTMENT IN GOVERNMENT BUSINESS ENTERPRISES	2018	2017
New Brunswick Power Corporation	$338.0	$320.0
less: regulatory deferral adjustment (Note 6)	(122.7)	(128.4)
New Brunswick Liquor Corporation	39.6	36.5
New Brunswick Municipal Finance Corporation	0.7	0.8
	$255.6	$228.9
OTHER INVESTMENTS
Other Investments	$79.8	$71.3
Atlantic Lottery Corporation	8.8	4.4
	$88.6	$75.7

SCHEDULE 7 ACCOUNTS PAYABLE AND ACCRUED EXPENSES
Accounts Payable	$692.8	$589.3
Due to Canada
Equalization and Canada Health and Social Transfer	0.9	0.9
Other Agreements	88.7	121.9
	89.6	122.8
Accrued Interest
Funded Debt	148.2	148.2
Other	57.2	59.2
	205.4	207.4
Employee Benefits
Retirement Allowances (Note 11)	407.5	407.5
Liability for Injured Workers	333.9	263.4
Accrued Salaries Payable	324.3	337.6
Sick Leave (Note 12)	245.6	246.1
	1,311.3	1,254.6
Municipal Property Taxes Due to Municipalities	486.2	484.2
Liability for Contaminated Sites (Note 13)	43.4	42.9
Medicare and Out of Province Payments	42.7	37.8
Holdbacks on Contracts	19.6	14.4
Health Services Liability Protection Plan	9.8	10.9
Other	96.0	100.6
	697.7	690.8
	$2,996.8	$2,864.9

2018	PROVINCE OF NEW BRUNSWICK	69

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

	(millions)
SCHEDULE 8 ALLOWANCE FOR LOSSES	2018	2017
Economic Development	$11.8	$19.3
Agriculture, Aquaculture and Fisheries	1.6	1.7
Contingent Liabilities - Guaranteed Loan Provision (Note 13)	13.4	21.0
Property Tax Appeals	0.9	2.1
Post-Secondary Education, Training and Labour	0.3	0.3
	1.2	2.4
	$14.6	$23.4

SCHEDULE 9 DEFERRED REVENUE
Real Property Taxes	$402.1	$398.8
Motor Vehicle and Operators' Licenses	65.3	64.7
Capital Contributions	22.0	8.2
Other	60.2	58.5
	$549.6	$530.2

SCHEDULE 10 DEPOSITS HELD IN TRUST
New Brunswick Immigrant Investor Fund (2009) Ltd.	$74.6	$104.4
Retention Fund for Fee for Service Physicians	60.4	56.0
Tenants' Security Deposits	28.1	25.8
Court of Queen's Bench	8.6	8.5
Mining Licenses - Non-Performance Renewal Fees	6.9	6.9
Scholarship Trusts	3.9	3.9
Contractors' Deposits	2.9	2.9
Family Support Order Services	1.7	1.9
Metallic Minerals Tax	0.6	---
Sale of Property for Taxes	0.5	0.5
Other	93.1	105.1
	$281.3	$315.9

70	PROVINCE OF NEW BRUNSWICK	2018

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

	(millions)
SCHEDULE 11 OBLIGATIONS UNDER CAPITAL LEASES	2018	2017
Highways	$507.4	$543.9
Health	91.8	92.8
Protection	14.6	15.5
Education	3.0	44.5
Other	13.3	14.5
	$630.1	$711.2

SCHEDULE 12 INVENTORIES OF SUPPLIES
Health Supplies and Vaccines	$20.8	$18.9
Construction and Maintenance Materials	11.7	14.4
Machine Repair Parts	6.4	5.5
Veterinary Supplies	0.9	1.1
Educational Textbooks	0.7	0.7
Stationery and Supplies	0.3	0.2
Other Supplies	7.3	7.5
	$48.1	$48.3

SCHEDULE 13 PREPAID AND DEFERRED CHARGES
Public Private Partnership Contracts	$99.6	$104.4
Deferred Financing Charges	0.6	1.7
Other	76.3	64.5
	$176.5	$170.6

2018	PROVINCE OF NEW BRUNSWICK	71

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

	(millions)
	2018	2018	2017
	Budget	Actual	Actual
SCHEDULE 14 TAXES
Personal Income Tax	$1,681.0	$1,607.6	$1,641.8
Corporate Income Tax	334.4	439.1	328.3
Metallic Minerals Tax	1.0	3.0	0.7
	2,016.4	2,049.7	1,970.8
Provincial Real Property Tax	507.0	509.8	496.1
Harmonized Sales Tax	1,418.6	1,451.6	1,254.3
Gasoline and Motive Fuels Tax	286.0	289.5	285.5
Tobacco Tax	164.0	152.7	157.9
Pari-mutuel Tax	0.4	0.5	0.4
	1,869.0	1,894.3	1,698.1
Insurance Premium Tax	55.6	61.2	58.6
Real Property Transfer Tax	23.0	29.7	25.2
Financial Corporation Capital Tax	27.0	27.6	30.6
Penalties and Interest	13.0	14.0	11.9
	118.6	132.5	126.3
	$4,511.0	$4,586.3	$4,291.3

SCHEDULE 15 LICENSES AND PERMITS
Motor Vehicle	$134.0	$143.0	$138.3
Fish and Wildlife	5.8	5.7	6.0
Mines	1.1	1.3	1.0
Liquor Licenses	1.0	1.1	1.0
Other	13.3	12.5	12.4
	$155.2	$163.6	$158.7

SCHEDULE 16 ROYALTIES
Forest	$68.1	$73.3	$77.8
Mines	2.2	2.4	1.7
	$70.3	$75.7	$79.5

72	PROVINCE OF NEW BRUNSWICK	2018

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

	(millions)
	2018 Budget	2018 Actual	2017 Actual
SCHEDULE 17 INCOME FROM GOVERNMENT BUSINESS ENTERPRISES
New Brunswick Liquor Corporation	$173.0	$168.4	$168.4
New Brunswick Power Corporation	72.7	23.0	27.0
add: regulatory deferral adjustment (Note 6)	---	5.7	5.7
Other Entities	---	(0.1)	(0.1)
	$245.7	$197.0	$201.0

SCHEDULE 18 OTHER PROVINCIAL REVENUE
Sales of Goods and Services
General	$280.7	$282.8	$288.3
Leases and Rentals	109.5	112.4	107.6
Institutional	33.8	40.3	34.6
Intergovernmental	26.5	40.0	39.0
Provincial Parks	6.1	6.9	7.2
Lotteries and Gaming	153.7	161.8	158.2
Investment Income	38.4	39.1	43.6
Fines and Penalties	11.5	15.2	12.0
Other Revenue	130.2	189.0	158.2
	$790.4	$887.5	$848.7
SCHEDULE 19
UNCONDITIONAL GRANTS
Canada Health Transfer	$768.4	$770.5	$753.5
Canada Social Transfer	284.4	285.1	278.7
Statutory Subsidies	1.9	1.9	1.9
	$1,054.7	$1,057.5	$1,034.1

2018	PROVINCE OF NEW BRUNSWICK	73

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

		(millions)
	2018	2018	2017
	Budget	Actual	Actual
SCHEDULE 20 CONDITIONAL GRANTS
Education	$143.5	$156.5	$151.8
Economic Development	127.5	117.7	73.8
Central Government Services	46.0	50.7	49.9
Health	23.3	30.2	23.2
Transportation	27.6	24.1	29.9
Social Services	3.9	3.9	3.9
Other	40.4	38.2	55.2
	$412.2	$421.3	$387.7

SCHEDULE 21 EDUCATION AND TRAINING
Education	$1,253.5	$1,253.1	$1,218.5
Post-Secondary Education Services	524.7	524.7	507.7
Pension Expense	103.8	103.4	98.5
Amortization Expense	53.7	53.2	50.1
Public Works and Infrastructure	9.0	8.9	8.5
Provision Expense	4.9	7.0	4.2
General Government	0.8	1.6	(0.6)
	$1,950.4	$1,951.9	$1,886.9

SCHEDULE 22 HEALTH
Health Services	$2,840.0	$2,870.8	$2,772.6
Pension Expense	79.0	78.0	80.6
Amortization Expense	71.9	74.3	75.5
Public Works and Infrastructure	2.0	9.0	8.0
	$2,992.9	$3,032.1	$2,936.7

74	PROVINCE OF NEW BRUNSWICK	2018

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

		(millions)
	2018	2018	2017
	Budget	Actual	Actual
SCHEDULE 23 SOCIAL DEVELOPMENT
Social Development	$1,231.6	$1,228.5	$1,192.7
Pension Expense	22.9	22.9	31.3
Amortization Expense	15.3	15.3	22.3
Provision Expense	4.0	1.6	3.0
General Government	0.3	0.1	0.3
	$1,274.1	$1,268.4	$1,249.6

SCHEDULE 24 PROTECTION SERVICES
Justice	$245.8	$247.6	$240.7
Attorney General	19.6	19.4	19.1
Pension Expense	7.1	5.7	4.8
Amortization Expense	3.6	3.6	5.2
Provision Expense	0.6	2.4	1.0
General Government	0.4	0.5	0.5
New Brunswick Credit Union Deposit Insurance Corporation	0.3	0.2	0.2
	$277.4	$279.4	$271.5

SCHEDULE 25
ECONOMIC DEVELOPMENT
Regional Development Corporation	$280.8	$249.0	$200.9
Tourism, Heritage and Culture	67.7	66.6	56.2
Opportunities NB	39.0	32.8	36.3
Research and Productivity Council	11.5	12.6	11.2
Post-Secondary Education, Training and Labour	8.3	7.7	6.1
Amortization Expense	5.5	5.4	5.1
Provision Expense	6.5	4.9	16.5
Kings Landing Corporation	3.9	3.7	3.9
Provincial Holdings Ltd.	3.2	3.4	6.8
Pension Expense	---	1.2	---
New Brunswick Immigrant Investor Fund (2009) Ltd.	---	1.1	1.5
	$426.4	$388.4	$344.5

2018	PROVINCE OF NEW BRUNSWICK	75

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

		(millions)
	2018	2018	2017
	Budget	Actual	Actual
SCHEDULE 26
LABOUR AND EMPLOYMENT
Post-Secondary Education, Training and Labour	$131.1	$133.7	$137.7
General Government	0.6	0.6	0.6
Amortization Expense	---	0.2	0.3
	$131.7	$134.5	$138.6

SCHEDULE 27
RESOURCES
Energy and Resource Development	$100.8	$104.0	$104.0
Agriculture and Aquaculture and Fisheries	32.2	31.7	36.5
Environment	21.8	21.6	23.0
Forest Protection Limited	13.2	12.1	9.2
Recycle New Brunswick	5.7	5.5	5.5
New Brunswick Agricultural Insurance Commission	8.0	5.5	4.6
Energy and Utilities Board	5.1	3.8	3.9
Amortization Expense	1.4	1.4	1.5
Transportation and Infrastructure	---	0.3	1.8
Pension Expense	---	0.2	---
Provision Expense	3.3	(1.9)	(0.5)
	$191.5	$184.2	$189.5

SCHEDULE 28
TRANSPORTATION AND INFRASTRUCTURE
Transportation and Infrastructure	$362.4	$357.7	$337.3
Amortization Expense	308.5	309.9	293.8
Provision Expense	0.3	0.4	(0.5)
	$671.2	$668.0	$630.6

76	PROVINCE OF NEW BRUNSWICK	2018

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2018

	(millions)
	2018	2018	2017
	Budget	Actual	Actual
SCHEDULE 29 CENTRAL GOVERNMENT
General Government	$219.2	$199.5	$229.4
Service New Brunswick	173.6	157.5	126.4
Pension Expense	139.9	126.3	120.3
Local Government	124.3	113.7	110.6
Legislative Assembly	23.8	23.8	26.2
Treasury Board	20.5	20.0	12.9
Executive Council	13.4	12.8	12.2
Finance	10.8	10.6	12.5
Financial and Consumer Services Commission	12.7	10.2	11.2
Amortization Expense	12.4	10.2	9.7
New Brunswick Lotteries and Gaming Corporation	4.5	4.7	4.1
Provision Expense	4.0	4.3	11.6
Office of the Clerk and Head of the Public Service	2.2	2.1	2.4
Office of the Premier	1.6	1.6	1.6
Jobs Board Secretariat	1.0	1.0	1.0
Public Works and Infrastructure	0.1	0.2	---
New Brunswick Investment Management Corporation	---	---	5.9
	$764.0	$698.5	$698.0

2018	PROVINCE OF NEW BRUNSWICK	77

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2018

SCHEDULE 30

PROVINCIAL REPORTING ENTITY

The Provincial Reporting Entity is comprised of certain organizations that are controlled by the government. These organizations are the Consolidated Fund, the General Sinking Fund and the agencies, commissions and corporations listed below. Further information regarding the accounting methods used to consolidate these organizations can be found in Note 1.

Organizations using the Consolidation Method:

Arts Development Trust Fund	New Brunswick Health Council
Atlantic Education International Inc.	New Brunswick Highway Corporation
Collège communautaire du Nouveau-Brunswick	New Brunswick Housing Corporation
Economic and Social Inclusion Corporation	New Brunswick Immigrant Investor Fund (2009) Ltd.
EM/ANB Inc.	New Brunswick Legal Aid Services Commission
Environmental Trust Fund	New Brunswick Lotteries and Gaming Corporation
Financial and Consumer Services Commission	New Brunswick Research and Productivity Council
Forest Protection Limited	Opportunities New Brunswick
Horizon Health Network	Premier's Council on Disabilities
Kings Landing Corporation	Provincial Holdings Ltd.
New Brunswick Community College	Recycle New Brunswick
New Brunswick Agricultural Insurance	Regional Development Corporation
Commission	Service New Brunswick
New Brunswick Credit Union Deposit	Sport Development Trust Fund
Insurance Corporation	Vitalité Health Network
New Brunswick Energy and Utilities Board

Nursing Homes using the Consolidation Method:

Campbellton Nursing Home Inc.	Kiwanis Nursing Home Inc.
Campobello Lodge Inc.	La Villa Sormany Inc.
Carleton Manor Inc.	Le Foyer St Thomas de la Vallée de
Carleton-Kirk Lodge	Memramcook Inc. – Dr. Camille E. Gaudet
Central Carleton Nursing Home Inc.	Les Résidences Inkerman Inc.
Central New Brunswick Nursing Home Inc.	Les Résidences Jodin Inc.
Complexe Rendez-vous Inc.	Les Résidences Lucien Saindon Inc.
Dalhousie Nursing Home Inc.	Les Résidences Mgr Chiasson Inc.
Dr. V. A. Snow Centre Inc.	Lincourt Manor Inc.
Drew Nursing Home	Loch Lomond Villa Inc.
Forest Dale Home Inc.	Manoir Édith B. Pinet Inc.
Foyer Assomption	Manoir Saint-Jean Baptiste Inc.
Foyer Notre-Dame-de-Lourdes Inc.	Mill Cove Nursing Home Inc.
Foyer Notre-Dame de Saint-Léonard Inc.	Miramichi Senior Citizens Home Inc.
Foyer Saint-Antoine	Mount St. Joseph of Chatham, N.B.
Foyer Ste-Élizabeth Inc.	Nashwaak Villa Inc.
Fredericton South Nursing Home Inc. (Pine Grove	Passamaquoddy Lodge Inc.
Nursing Home)	Résidence Mgr Melanson Inc.
Fundy Nursing Home	Rexton Lions Nursing Home Inc.
Grand Manan Nursing Home Inc.	River View Manor Inc.
Jordan Lifecare Centre Inc.	Rocmaura Inc.
Kennebec Manor Inc.	Tabusintac Nursing Home Inc.
Kenneth E. Spencer Memorial Home Inc	The Church of St. John and St. Stephen
Kings Way Care Centre Inc.	Home Inc.

78	PROVINCE OF NEW BRUNSWICK	2018

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2018

The Salvation Army - Lakeview Manor	Villa St-Joseph Inc.
Tobique Valley Manor Inc.	W. G. Bishop Nursing Home
Turnbull Nursing Home Inc.	Wauklehegan Manor Inc.
Victoria Glen Manor Inc.	Westford Nursing Home
Villa Beauséjour Inc.	White Rapids Manor Inc.
Villa des Chutes / Falls Villa	Woolastook Long Term Care Facility Inc. (Orchard
Villa du Repos Inc.	View)
Villa Maria Inc.	York Manor Inc.
Villa Providence Shédiac Inc.

Organizations using the Modified Equity Method:

New Brunswick Liquor Corporation	New Brunswick Power Corporation
New Brunswick Municipal Finance Corporation

Organizations using the Transaction Method:

New Brunswick Arts Board	New Brunswick Museum
New Brunswick Combat Sport Commission	New Brunswick Public Libraries Foundation
New Brunswick Insurance Board	Strait Crossing Finance Inc.